UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MPC CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MPC CORPORATION

906 E. Karcher Rd.

Nampa, ID 83687

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on July 25, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of MPC Corporation, a Colorado corporation (the “Company” or “MPC”), will be held on July 25, 2008 at 9:00 a.m. local time at the Company’s corporate offices located at 906 E. Karcher Rd., Nampa, ID 83687 (the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

1.                    Election of one director to the Company’s Board of Directors, to serve a three-year term as outlined in the bylaws and until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.  The Board of Directors intends to nominate David A. Young.

2.                    Approval of issuance of 4,983,416 shares of Common Stock upon conversion of all outstanding shares of Series B Preferred Stock.

3.                    Ratification and approval of the 2008 Employee Stock Purchase Plan.

4.                    Ratification and approval of the 2008 Equity Incentive Plan.

5.                    Approval of amendments to our Amended and Restated Articles of Incorporation to effect a reverse split of our outstanding Common Stock pursuant to which any whole number of outstanding shares between and including ten and twenty would be combined into one share of our Common Stock, and to authorize our Board, in its sole discretion, to select and file one of these amendments to effect a reverse stock split or to determine not to effect, and thereby abandon, the reverse stock split.

6.                    Ratification of the appointment of Ehrhardt Keefe Steiner Hottman, PC as our independent registered public accounting firm for 2008.

7.                    Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors is not aware of any other business to be transacted at the Annual Meeting.

The Board of Directors has fixed the close of business on June 6, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on June 6, 2008 shall be entitled to vote at the Annual Meeting or at any adjournments thereof.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2007, which contains consolidated financial statements and other information of interest to shareholders, accompanies this Notice and the enclosed Proxy Statement.  The Annual Report on Form 10-K (including Form 10-K/A amending such report) included in the Annual Report to Shareholders does not include the exhibits, which may be viewed online at www.sec.gov or will be provided upon request.

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All shareholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

JOHN YEROS
Chairman and Chief Executive Officer

Nampa, Idaho

June 21, 2008

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about June 21, 2008.

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MPC CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MPC Corporation (the “Company” or “MPC”) of proxies for use at the Annual Meeting of Shareholders to be held at our corporate offices located at 906 E. Karcher Road, Nampa, ID 83687, at 9:00 a.m. local time, on July 25, 2008 or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement and the accompanying proxy card will be mailed on or about June 21, 2008 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Only holders of record of our Common Stock at the close of business on the record date, June 6, 2008, are entitled to notice of and to vote at the Annual Meeting. Such shareholders are entitled to cast one vote for each share of Common Stock held as of the record date and to vote on all matters properly submitted for the vote of shareholders at the Annual Meeting. Holders of unexercised options or warrants are not entitled to notice of, or to vote at, the Annual Meeting. As of the record date, there were • shares of our no par value Common Stock outstanding. We have outstanding Series A preferred stock and Series B preferred stock; the preferred stock is non-voting as to the proposals to be considered at the Annual Meeting.

Revocability of Proxies

If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

•                                        notifying the Secretary of MPC in writing before the Annual Meeting;

•                                        delivering to the Secretary of MPC before the Annual Meeting a signed proxy with a later date; or

•                                        attending the Annual Meeting and voting in person.

Your presence at the Annual Meeting after you have appointed a proxy will not cause your previously granted proxy to be revoked. You must vote at the Annual Meeting to revoke your proxy.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct business. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

You are entitled to one vote for each share of Common Stock you hold. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with our recommendation.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

Abstentions and broker non-votes will have no effect on the proposals to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purposes of voting on such proposals; except that broker non-votes will have the same effect as a vote “against” Proposal 2, because that proposal requires the approval of a majority of the issued and outstanding shares of Common Stock. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Solicitation of Proxies

We have retained our transfer agent, Computershare Trust Company, to aid in the solicitation of proxies, whose fees plus reasonable expenses will be borne by us. Proxies may be solicited by personal interview, mail, electronic mail or telephone. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

MATTERS BEING SUBMITTED TO THE VOTE OF OUR SHAREHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominee For Director

In accordance with our Bylaws, the Board of Directors shall be composed of not less than one director, the specific number to be set by resolution of the Board of Directors.   The Board of Directors is currently composed of four director positions, divided into three classes as follows: one Class I director, one Class II director and two Class III directors. Directors are generally elected for three-year terms that are staggered such that approximately one-third of the directors are elected each year. Generally, one class of directors will be selected each year by our shareholders. Each director will hold office until the election and qualifications of his or her successor or upon earlier resignation or removal. Additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that as nearly as possible each class will consist of an equal number of directors.

At the recommendation of the Nominating Committee, the Board of Directors has nominated David A. Young to serve as director for a three-year term beginning at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for this nominee.  The Board of Directors has no reason to believe that the nominee will be unable to serve as director.  If, however, any nominee should be unwilling or unable to serve, the persons named as proxies will have discretionary authority to vote for the election of such substitute nominees as may be designated by the Board of Directors.  The term of office of each person elected as a director will continue for three years until the third Annual Meeting of Shareholders following the Annual Meeting and until such director’s successor has been duly elected and qualified.

The nominee’s name, age as of the date of this Proxy Statement and certain biographical information about is set forth below:

Name	Age	Current Position	Held Since	Class
David A. Young	64	Director	2005	I

DAVID A. YOUNG (age 64) has served as a director of our Company since July 2005. Mr. Young is a retired financial executive who, from 2000 to his retirement in 2003, was Vice President and Chief Financial Officer at Adaptec, Inc. (data and digital storage solutions) where he was responsible for financial strategy. From 1994 to 2000, he was Vice President and Chief Financial Officer at Datum, Inc., a NASDAQ listed timing and synchronization Company. From 1992 to 1995 he was Chief Executive Officer and Chief Financial Officer at Blower-Dempsey, a private paper and chemical Company. From 1966 to 1992, he held Chief Financial Officer and various other financial positions at Alpha Microsystems, Young Associates, MSI Data Corporation, Container Corporation of America and Magnavox Corporation. Mr. Young holds a B.S. in Accounting from Indiana University, Bloomington and is a past National Chairman of Financial Executives International, a professional association for financial executives and advocate of responsible, ethical corporate financial management practices and continuous improvement in corporate governance.

Directors continuing in office

The following individuals are continuing directors and are not standing for election this year; all ages listed are as of March 31, 2008.

Name	Age	Current Position	Held Since	Class
John P. Yeros	57	Chief Executive Officer and Chairman	2001	II
Kent L. Swanson	63	Director	2001	III
Eric D. Murphy	47	Director	2001	III

JOHN P. YEROS (age 57) has served as our Chairman of the Board of Directors since he founded our Company in March 2001. Since July 2005, Mr. Yeros has also served as our Chief Executive Officer, and will continue to serve in such position at the pleasure of the Board of Directors. He also served as our President and Chief Executive Officer from August 2002 to October 2003 and our Secretary from July 2004 until February 2005. Prior to establishing our Company, Mr. Yeros was the founder and Chairman of Medix Resources (now Ramp Corp., formerly International Nursing Services, Inc.), from 1988-2000, and President and Chief Executive Officer from April 1996 to October 1999. Medix Resources developed and marketed software used in the healthcare industry to facilitate communications between physicians and related businesses such as labs and pharmacies. International Nursing Services was a temporary staffing agency for nurses. From 1977-1988, Mr. Yeros obtained substantial experience in the securities industry, serving with the brokerage houses of Merrill, Lynch, Pierce, Fenner & Smith Incorporated (account executive), E.F. Hutton & Company, Inc. (account executive), Hanifen, Imhoff Inc. (officer and branch manger), and B.C. Christopher (officer and branch and territory manager). Mr. Yeros holds a bachelors degree in Education from Wichita State University.

KENT L. SWANSON (age 63) has served as a director of our Company since December 2001.  He spent 33 years with Accenture Ltd., an international consulting firm, before retiring in September 2001. As a Senior Partner in the firm he was responsible for client service delivery for a wide range of companies in the electronics and related industries.  In these and other industries he had a leadership role in launching and developing Accenture’s successful global outsourcing business both domestically and internationally.  Mr. Swanson holds a bachelors degree in business from the University of Minnesota and an MBA from the University of Chicago.

ERIC D. MURPHY (age 47)  has served as a director of our Company since July 2001.  Mr. Murphy is President of Business Development, Global Outsourcing Services for Computer Sciences Corporation, or CSC, and has served in that role since April 2006.  Mr. Murphy previously served as Senior Partner and Vice President of Consulting for CSC, commencing in August 2001.  CSC is an information technology services firm.  Prior to CSC, he served as Executive Vice President of Corporate and Business Development for Agilera, Inc., an applications service provider from November 1999 to May 2001.  From October 1997 until November 1999, Mr. Murphy was a Partner in the Management Consulting business of Ernst & Young LLP.  Mr. Murphy holds a B.S. in petroleum engineering from Marietta College.

There are no family relationships among the directors of our Company or any executive officers of the Company.

Vote Required and Board of Directors’ Recommendation

If a quorum is present, the nominee for election as director who receives the greatest number of votes in favor of their election at the meeting will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF DAVID A. YOUNG.

PROPOSAL NO. 2

APPROVAL OF ISSUANCE OF 4,983,416 SHARES OF COMMON STOCK UPON CONVERSION OF ALL SHARES OF OUTSTANDING SERIES B PREFERRED STOCK

Shareholders are requested to approve the issuance of 4,983,416 shares of MPC Common Stock to Gateway, Inc. upon the conversion of Series B Preferred Stock as described below.  Shareholder approval is required under the rules of the American Stock Exchange because such issuance, combined with the initial issuance of Common Stock to Gateway as described below, involves more than 20% of our outstanding Common Stock.  Each share of the Series B Preferred Stock converts into Common Stock only if (1) shareholder approval of the issuance of Common Stock upon conversion is obtained, and (2) such conversion will not result in the holder holding greater than 19.9% of our outstanding Common Stock immediately after giving effect to such conversion.  If the conversion of the Series B Preferred Stock occurs following shareholder approval, Gateway will beneficially own approximately 27% of our outstanding Common Stock.

On October 1, 2007 (the “Closing Date”), we, through our wholly-owned subsidiary MPC-Pro LLC, a Delaware limited liability company (“MPC-Pro”), purchased from Gateway, Inc., a Delaware corporation (“Gateway”) and Gateway Technologies, Inc., a Delaware corporation, the Gateway Professional Division, the portion of the Consumer Direct Division that markets business-related products, and a portion of the Customer Care and Support department that provides technical services to customers of the Professional and Consumer Direct Divisions (collectively, the “Professional Business”) pursuant to an Asset Purchase Agreement dated September 4, 2007 (the “Asset Purchase Agreement”). The acquisition included the purchase of all of the capital stock of Gateway Companies Inc., a Delaware corporation (“GCI”), and the membership interests of Gateway Professional, LLC, a Delaware limited liability company (“GP”), and Gateway Pro Partners, LLC, a Delaware limited liability company (“GCC”).

The Professional Business is primarily engaged in the sale, resale and marketing of desktop computer systems, laptops, servers, networking gear and other peripherals, and replacement parts to educational institutions, government entities (federal, state and local), value-added resellers and certain other resellers, and small business sales generated by Gateway’s web and phone centers.  The purchase included specified inventory, trademarks, customer lists and relationships, and the sales, marketing, service and administrative functions supporting the Professional Business. The acquisition included the purchase of all of the capital stock of GCI, and the membership interests of GP and GCC.

The transaction was valued by management at approximately $81 million, the purchase price for which was broken down as follows:

•                  the assumption of certain warranty obligations and other obligations estimated at $66.35 million;

•                  a promissory note of $1.29 million (the “Promissory Note”), bearing interest at 8% per annum;

•                  5,602,454 shares of our Common Stock, totaling approximately 19.9% of our outstanding Common Stock as of the Closing Date (the “MPC Common Shares”); and

•                  249,171 shares of our Series B Preferred Stock, convertible into 4,983,416 shares of our Common Stock following shareholder approval of the MPC Corporation shareholders; provided that, only such amounts may be converted at any time so as to prevent Gateway’s ownership of the Common Stock from exceeding 19.9%.  The Common Stock to be received upon conversion of the Series B Preferred Stock together with the MPC Common Shares is referred to as the “MPC Shares.”

Under generally accepted accounting principles, the MPC Common Shares and MPC Corporation Series B Preferred Stock issued to Gateway were valued at $7.09 million and $6.31 million, respectively, based on the volume-weighted average of MPC’s closing Common Stock price of $1.2657 per share over a six business day period, from August 30,

2007 through September 7, 2007. Such period included two business days prior to the date of the Asset Purchase Agreement on September 4, 2007 and two business days after our September 5, 2007 announcement of the transaction. The MPC Corporation Series B Preferred Stock was valued based on the common-equivalent number of shares that would be issued upon shareholder approval.

Under the terms of the Asset Purchase Agreement, Gateway has agreed to vote Common Stock owned by it in favor of the conversion of the Series B Preferred Stock. In addition, management will vote in favor of the conversion (required if shareholder approval of the conversion is not obtained and discussed more fully below).  Management believes that the cash redemption of the Series B Preferred Stock would be a significant financial strain to the company and be detrimental to our shareholders’ investment.

The Asset Purchase Agreement also provides for Gateway to have the right to nominate a member of our board of directors.  Gateway has declined to exercise this right at this time, and instead maintains a Board observer.

As a result of Gateway’s ownership of Common Stock following conversion of the Series B Preferred Stock and its right to nominate a member of our board of directors, Gateway may be able to influence our management and policies.  However, management does not view Gateway as controlling the Company.

Required Redemption if Shareholder Approval is not Obtained

In the event shareholder approval is not obtained, on October 1, 2008, to the extent we have funds legally available for payment of the redemption price, all outstanding shares of Series B Preferred Stock must be redeemed by us for cash.  The redemption price will be equal to 1.5 times the closing price on October 1, 2008 multiplied by the number of shares of our Common Stock into which the Series B Preferred Stock is then convertible.  If we are unable to or fail to discharge our obligation to redeem all outstanding shares of Series B Preferred Stock, we must discharge such obligation in part to the extent of the funds legally available, and the redemption obligation will remain in effect until such time as we are able to fully discharge such redemption obligation. If and so long as any redemption obligation with respect to the Series B Preferred Stock is not fully discharged, we may not declare or pay any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of any other of our equity securities. If all of the shares of Series B Preferred Stock are not redeemed due to a default in payment by us or because we do not have sufficient legally available funds, such shares of Series B Preferred Stock not redeemed will remain outstanding and will be entitled to all of the rights and preferences provided in the terms of the Series B Preferred Stock.  The Series B Preferred Stock is participating, non-voting, and has a liquidation preference equal to $.00000001 per share.  We believe that the cash redemption of the Series B Preferred Stock would be a significant financial strain on the company and would be detrimental to our shareholders’ investment.

Lock-Up and Registration Rights Agreements

In connection with the transaction, we entered into: (1) a Lock-Up Agreement between MPC and Gateway with respect to the MPC Shares (the “Lock-Up Agreement”) and (2) a Registration Rights Agreement with Gateway with respect to the MPC Shares (the “Registration Rights Agreement”).

Under the Lock-Up Agreement, Gateway has agreed that it will not offer, sell, contract to sell, short, pledge or otherwise dispose of any MPC Common Stock beneficially owned, held or thereafter acquired by Gateway or its affiliates for a period of 12 months (the “Restriction Period”), except for Permitted Transfers as defined by the agreement.

The Registration Rights Agreement provides that following the Restriction Period as set forth in the Lock-Up Agreement and upon receipt of a demand request from Gateway, MPC shall file a registration statement with respect to the Registrable Securities, as defined by the agreement, which include the MPC Shares issued in connection with the transaction.

The Registration Rights Agreement also grants Gateway piggyback registration rights. The Registration Rights Agreement is subject to any limitations and conditions set forth in any prior registration rights agreements entered into by MPC.

Agreements in Professional Division Transaction

In connection with the transaction, we entered into the following additional material agreements on the Closing Date that were conditions to closing the transaction: (1) a Transition Services Agreement between MPC-Pro and Gateway (the “Transition Services Agreement”); and (2) an Intercreditor Agreement between MPC-Pro, Gateway, GCI and Wells Fargo Bank, National Association, acting though its Wells Fargo Business Credit operating division (“WFBC”) (the “Intercreditor Agreement”). Further, in connection with the transactions contemplated by the Asset Purchase Agreement, MPC and/or its affiliates entered into the following material agreements: (1) Account Purchase Agreements between WFBC and each of MPC-Pro and GCI; (2) Guaranties by Corporation between MPC and WFBC; (3) Second Amendments to Account Purchase Agreements between WFBC and each of MPC Computers, LLC, MPC-G, LLC and MPC Solutions Sales LLC; (4) Cross-Collateral and Cross-Default Agreement by and between MPC and each its subsidiaries and WFBC; (5) Lease Agreement between MPC-Pro and Gateway (the “Lease Agreement”); and (6) Limited License Agreement between MPC and Gateway (“License Agreement”). Certain of the forgoing agreements are described in more detail below in “Certain Relationships and Reated Transactions;” however, the descriptions are not complete and are qualified in their entirety by reference to the actual agreements, each of which have been filed with the SEC.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ISSUANCE OF 4,983,416 SHARES OF COMMON STOCK UPON CONVERSION OF ALL OUTSTANDING SHARES OF SERIES B PREFERRED STOCK

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors adopted, subject to shareholder approval, the MPC Corporation 2008 Employee Stock Purchase Plan (the “Stock Purchase Plan”).  The effective date of the Stock Purchase Plan is May 27, 2008, the date the Stock Purchase Plan was approved by the Board subject to shareholder approval.

The Board is asking shareholders to approve the Stock Purchase Plan as a mechanism to offer executive officers and employees of the Company and eligible subsidiaries a convenient way to purchase shares of Company stock at a discounted price and to provide an incentive for continued employment. A summary of the principal provisions of the Stock Purchase Plan is set forth below.  This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan which is available from the Company and is attached as Appendix A to this Proxy Statement.

Administration and Shares Available

The Board will administer the Stock Purchase Plan unless the Board delegates the administration of the Stock Purchase Plan to a committee, which will be appointed by and serve at the pleasure of the Board.  A total of 2,500,000 shares of Common Stock of the Company are eligible for purchase under the Stock Purchase Plan.  The Stock Purchase Plan has a ten-year term.

Eligibility

Employees of the Company and certain subsidiaries (other than shareholders who own or have the right to acquire 5% or more of our Common Stock) are eligible to participate under the Stock Purchase Plan if they are employed as of the first day of any offering period, if they have worked for the Company for at least a year, if their customary employment is more than 20 hours per week, and if they comply with the enrollment provisions and restrictions imposed by the Plan Administrator.  Eligible employees participate in the Stock Purchase Plan by electing to have the Company make payroll deductions and using accumulated funds from such payroll deductions to purchase shares of Common Stock at a price set by the Plan Administrator, which could be as much as a 15% discount off fair market value.  Approximately 881 individuals are eligible to participate in the Stock Purchase Plan.

Offering Periods and Terms

The initial offering period would begin August 1, 2008 with new quarterly offering periods beginning on each January 1st, April 1st, July 1st and October 1st thereafter.  An Eligible Employee may become a participant in an offering by delivering a participation agreement to the Plan Administrator within the time specified by the Plan Administrator, in such form as the Plan Administrator provides.

Payroll Deductions

On the last business day of each quarterly offering period, the accumulated payroll deductions for each participating employee are used to purchase stock.  Eligible employees select payroll deduction rates as a percentage  of their compensation.  No interest accrues on payroll deductions.  Employees may increase or decrease the rate for the next offering  period.  Employees may not increase or decrease their payroll deduction percentage during an offering period unless permitted by the Plan Administrator, but may withdraw from any offering period upon proper notice to the Company.  If the employee withdraws from an offering, no stock will be purchased and the Company will return the participant’s accumulated payroll deductions to the participant without interest or, if the employee requests, the Company will retain the participant’s accumulated payroll deductions and apply them toward the purchase of stock at the end of the quarterly offering period.

Purchase Price and Amount of Stock Purchased

When a participant enrolls in the Stock Purchase Plan, the participant essentially receives an option to purchase shares of our Common Stock on the last day of the quarter at the price set by the Plan Administrator at the beginning of the quarterly offering period (which could be as low as 85% of the fair market value of the shares on that offering date ).  The Plan Administrator may provide that, if lower, the purchase price shall be the fair market value (or a discounted price of not less than 85% of fair market value) of the shares as of the last day of the quarterly offering period.  The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the quarterly offering period, divided by the purchase price per share.

The Stock Purchase Plan limits each participant’s share purchases in order to stay within the Internal Revenue Code’s $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period).  Also, the Plan Administrator may set a maximum number of shares that may be purchased by any participant during any offering.

Stock Purchase Plan Amendment and Termination

The Board may generally amend or terminate the Stock Purchase Plan at any time.  However, amendments to the Stock Purchase Plan to increase the number of shares available for purchase or change certain eligibility requirements require shareholder approval.  Generally no changes affecting existing purchase rights may be made without the consent of the participants.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the Stock Purchase Plan to U.S. based participants and to the Company.  Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws.  The tax consequences of the ESPP will depend on a participant’s own particular circumstances.  We strongly urge all participants to seek tax advice when they participate in the Stock Purchase Plan.  The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423.

Tax Treatment of U.S. Participants.  Participants will not recognize income when they enroll in the Stock Purchase Plan or when they purchase shares.  All tax consequences are deferred until the participant disposes of the shares.  If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the lesser of:

•                  the difference between the fair market value of the stock at the beginning of the offering period and the purchase price paid for the stock, or

•                  the difference between the fair market value of the stock at the time the participant sells the shares and the purchase price paid for the stock.

Any additional gain will be taxed as long-term capital gain.  If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price.  If a participant sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date.  The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of the Company.  When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, the Company will generally be entitled to a tax deduction in the amount of the ordinary income.

New Plan Benefits

As of the date of this Proxy Statement, no executive officer or employee has purchased any shares under the Stock Purchase Plan.  The benefits to be received by our executive officers and other employees pursuant to the Stock Purchase Plan are not determinable at this time.

Registration with the SEC

Employees may not purchase or resell Common Stock under the Stock Purchase Plan, unless such shares are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. Following approval of the Stock Purchase Plan, the Company intends to file a registration statement on Form S-8 covering the Common Stock issuable under the Stock Purchase Plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE  EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 4

RATIFICATION AND APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

The Board of Directors adopted, subject to shareholder approval, the MPC Corporation 2008 Equity Incentive Plan (the “2008 Plan”).  The effective date of the 2008 Plan is May 27, 2008, the date the 2008 Plan was approved by the Board subject to shareholder approval.

The Board is asking shareholders to approve the 2008 Plan so that the Company may use the shares to assist the Company in achieving its goals of increasing profitability and shareholder value.  The Board of Directors believes that the Company must have available and grant equity incentive awards to employees in order to retain employees in a competitive environment and that the grant of stock options and other equity awards aligns the goals of the participants with those of the shareholders.

The Board is also asking for your approval so that the Company may deduct for federal income tax purposes equity compensation in excess of $1 million that it may pay to certain of its executive officers in any single year pursuant to the 2008 Plan. Awards granted under the 2008 Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code. Pursuant to Code Section 162(m), the Company generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the two other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Code Section 162(m) purposes, the Company may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the awards granted under the 2008 Plan to qualify as “performance-based” compensation under Code Section 162(m), among other things, shareholders must approve the material terms of the 2008 Plan.

A summary of the principal provisions of the 2008 Plan is set forth below.   This summary is qualified in its entirety by reference to the full text of the 2008 Plan which is available from the Company and is attached as Appendix B to this Proxy Statement.

General

The 2008 Plan provides that the Plan Administrator may issue stock awards consisting of incentive and non-qualified stock options, restricted stock, restricted stock units (“RSUs”), and other awards denominated in units of Company stock.  The Plan Administrator may grant one or more of these types of awards.  The Board will administer the 2008 Plan unless the Board delegates the administration of the 2008 Plan to a committee, which will be appointed by and serve at the pleasure of the Board.  The Plan Administrator determines and designates from time to time (a) those eligible persons to whom awards are granted, (b) the size, form, terms (including vesting, if any) and conditions of awards under the 2008 Plan and (c) rules with respect to the administration of the 2008 Plan.

Shares Subject to 2008 Plan

The aggregate number of shares of Common Stock that may be issued under awards granted pursuant to the 2008 Plan will be 10,000,000 shares of the Company’s Common Stock.  If there is a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other event described under the terms of the 2008 Plan, the administrator will make appropriate adjustments to the total number of shares available under the 2008 Plan and to outstanding awards.  If an outstanding award expires or ceases to be exercisable, the shares that were subject to the award will continue to be available under the 2008 Plan.

Term of 2008 Plan

The 2008 Plan will terminate on the tenth anniversary of the effective date, unless terminated earlier by the Board.  Termination of the 2008 Plan will not affect grants made prior to termination.

Eligibility

All full-time and part-time employees are eligible to receive any award under the 2008 Plan.  Directors and consultants of the Company and its subsidiaries, who are not employees, are eligible to receive any award, other than incentive stock options, under the 2008 Plan.  Approximately 1,136 individuals are eligible to participate in the 2008 Plan.

Stock Options

The exercise price for an option granted under the 2008 Plan will be determined by the Plan Administrator and may be less than 100% of the fair market value of the shares subject to the option at the date of grant.  The term of each option will generally not be more than ten years from the date of grant.  An option will be subject to a four-year graded vesting schedule unless otherwise provided by the Plan Administrator in the award agreement.  A participant may pay the exercise price and withholding taxes in cash or, upon approval of the Plan Administrator, in Common Stock of the Company or another form of legal consideration.  No incentive stock option may be granted to an employee who, at the time the incentive stock option is granted, owns stock (as determined in accordance with the Internal Revenue Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary, unless the option price of such incentive stock option is at least 110% of the fair market value of the stock subject to the incentive stock option and the incentive stock option by its terms is not exercisable more than five years from the date it is granted.

Restricted Stock and Restricted Stock Units

Restricted stock and/or RSUs may be granted to a participant without the payment of a purchase price.  If restricted stock or an RSU has a purchase price, a participant must pay the purchase price in cash or, upon approval of the Plan Administrator, in Common Stock or another form of legal consideration.  If a participant fails to satisfy any applicable restriction (including vesting requirements) on restricted stock, the restricted stock will be forfeited to the Company in return for no consideration or such consideration as specified in the applicable award agreement.  Restricted stock constitutes issued and outstanding shares of Common Stock for all corporate purposes.  The participant will have the right to vote the restricted stock, to receive and retain all regular cash dividends and such other distributions as the Board may, in its discretion, pay on the Common Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock.

A restricted stock unit represents an obligation of the Company to deliver a specific number of shares of Common Stock to the participant on a specified date.  Any award of restricted stock or an RSU will be fully vested or will vest according to a four-year graded vesting schedule or in accordance with a vesting schedule provided in the agreement for that award as determined by the Plan Administrator.

Valuation

For purposes of the 2008 Plan, the fair market value of Common Stock means the closing sales prices for the Common Stock on its trading market on the date of grant.  If there has not been trading of the Common Stock on a specific day, then a trading day is the next preceding day on which there was such trading.  If closing sales prices are not available for the trading market, the average of the high bid and asked prices are used.  If none of these alternatives are available, the Plan Administrator will determine the fair market value by applying any reasonable valuation method.

Company Transaction

If the Company enters into certain corporate transactions (including a merger or consolidation, sale, lease, or transfer of substantially all assets, etc. but excluding a transaction with a related entity), if the successor corporation refuses to assume outstanding awards, then the applicable award agreement may provide or the Plan Administrator may act to cause the immediate vesting of outstanding awards.

Termination of Continuous Service

Any vesting of an award ceases upon termination of a participant’s service with the Company.  A stock option will terminate and may not be exercised after three months after a participant’s service with the Company ceases for any reason other than cause, retirement, disability or death.  If a participant ceases service with the Company for cause, an unexercised stock option terminates immediately upon notice to the participant.  If a participant ceases the service with the Company due to death, retirement, or disability, an outstanding stock option will be exercisable for one year after that time but not later than the expiration date of the award.  The Plan Administrator may in its discretion extend the dates for termination of awards as stated in this paragraph.

If a participant terminates service with the Company for any reason, any unvested restricted stock or unvested RSUs held by the participant as of the date of termination of service will be forfeited to the Company unless otherwise provided in an applicable award agreement.

Amendment of 2008 Plan

The Board may at any time and from time to time alter, amend, suspend or terminate the 2008 Plan or any part thereof as it may deem proper, except that no such action can diminish or impair the rights under an award previously granted.  However, approval of the shareholders shall be required to increase the total number of shares issuable under the 2008 Plan, or to modify materially requirements for eligibility under the 2008 Plan.  The Plan Administrator may modify, extend or renew outstanding awards except that this action must not diminish or impair the rights of a previously granted award without the consent of the participant.

Federal Income Tax Consequences

The following information is a general summary of some of the current federal income tax consequences of the Stock Purchase Plan to U.S. based participants and to the Company.  Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws.  The tax consequences of the 2008 Plan will depend on a participant’s own particular circumstances.  The rules governing the tax treatment of stock awards granted under the 2008 Plan depend largely on the surrounding facts and circumstances.  We strongly urge all participants to seek tax advice when they participate in the 2008 Plan.

Generally, under current federal income tax laws, a participant will recognize income, and the Company will be entitled to a deduction as follows:

Stock Options

If an employee does not dispose of the shares acquired pursuant to the exercise of an incentive stock option within one year after the transfer of the shares to the participant and two years from the grant of the option, the employee will not realize taxable income as a result of the grant or exercise of the option (except for purposes of the alternative minimum tax upon the exercise of the option), and any gain or loss that is subsequently realized may be treated as a long term capital gain or loss, depending on the circumstances.  The Company will not be able to deduct any amount for the grant of the incentive stock option or the transfer of shares upon exercise.  If the employee disposes of the stock prior to one year after the transfer of the shares (or two years prior to the option grant date), the participant will realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price or (b) the gain recognized on such disposition.

Upon the exercise of a nonqualified stock option, the participant will generally realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.  The Company will be able to deduct an amount equal to the ordinary income realized by the participant.

Restricted Stock

A participant who receives an award of restricted stock will realize ordinary income (on a per share basis) at the time any restrictions lapse equal to the difference between the fair market value of the Common Stock at the time such restrictions lapse and the amount (if any) paid for the stock.  Alternatively, under Section 83 of the Internal Revenue Code, the participant may elect to accelerate the tax event and realize ordinary income (on a per share basis) equal to the difference between the purchase price (if any) of the Common Stock and the fair market value of the Common Stock on the date of grant upon the receipt of an award of restricted stock.  When the participant recognizes ordinary income, the Company will be able to deduct an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units

A participant who is granted an RSU will generally not recognize any income upon the grant of the award.  The participant will generally recognize as ordinary income an amount equal to the fair market value of any shares transferred to the participant upon the vesting of such award.  The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, so long as the amount constitutes reasonable compensation.

Section 409A

Section 409A, a section added to the Internal Revenue Code in 2004, can affect the tax treatment of certain types of deferred compensation.  Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty.  Certain types of equity-based compensation are exempt from Section 409A. The Company intends to operate the 2008 Plan so that all grants under the 2008 Plan are exempt from Section 409A.

2008 Plan Benefits

As of the date of this proxy statement, no executive officer, employee, director or consultant has been granted any award based upon the 2008 Plan.  The benefits to be received by the eligible participants pursuant to the 2008 Plan are not determinable at this time.

Termination of Existing Plans

If the 2008 Plan is approved by shareholders, we intend to terminate the existing plans referenced in the Equity Compensation Plan table below.

Registration with the SEC

No awards granted under the 2008 Plan may be exercised or transferred, unless the 2008 Plan is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. Following approval of the 2008 Plan, the Company intends to file a registration statement on Form S-8 covering the Common Stock issuable under the 2008 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants, 2001 Equity Incentive Plan and the 2004 Equity Incentive Plan, each of which have been approved by our shareholders.  The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2007:

Equity Compensation Plan Information

December 31, 2007

	(a)	(b)	(c)
		Weighted-	Number of securities
	Number of	Average	remaining available for
	securities to be issued	exercise price of	future issuance under
	upon exercise of	Outstanding	equity compensation
	outstanding options,	options,	plans (excluding
	warrants,	warrants,	securities reflected in
Plan Category	and rights	and rights	column) (a)

Equity compensation plans approved by shareholders:

2001 Equity Incentive Plan	422,417	$3.35	194,475
2004 Equity Incentive Plan	3,588,016	$1.37	183,503

Equity compensation plans not approved by shareholders	—

Total	4,010,433	$1.58	377,978

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting is required to approve Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 2008 EQUITY INCENTIVE PLAN

PROPOSAL NO. 5

AUTHORIZATION OF A REVERSE STOCK SPLIT

General Terms of the Reverse Split

Our Board has unanimously approved proposed amendments to our Amended and Restated Articles of Incorporation (“Restated Articles”) to effect a reverse stock split of all outstanding shares of our Common Stock at an exchange ratio ranging from one-for-ten to one-for-twenty. The Board has recommended that these proposed amendments be presented to our shareholders for approval.

You are now being asked to vote on these amendments to our Restated Articles to effect a reverse stock split whereby any whole number of outstanding shares of our Common Stock between and including ten and twenty will be combined into one share of our Common Stock. Upon receiving shareholder approval, the Board will have the sole discretion pursuant to Section 7-106-105 of the Colorado Business Corporation Act to elect, as it determines to be in the best interests of MPC and our shareholders, whether or not to effect a reverse stock split, and if so, the number of shares of our Common Stock between and including ten and twenty which will be combined into one share of our Common Stock, at any time before July 25, 2009. The Board believes that shareholder approval of these amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of MPC and our shareholders.

The text of the form of proposed amendment to our Restated Articles of Incorporation is attached to this proxy statement as Appendix C. By approving these amendments, shareholders will approve a series of amendments to our Restated Articles pursuant to which any whole number of outstanding shares between and including ten and twenty would be combined into one share of our Common Stock, and authorize the Board to file only one such amendment, as determined by the Board in the manner described herein, and to abandon each amendment not selected by the Board.

If the Board elects to effect a reverse stock split following shareholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio determined by the Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split. Our Common Stock would continue to have no par value per share. Currently, the Board does not have any plans with regard to the authorized but unissued shares of our Common Stock following the reverse split.

Reasons For the Reverse Stock Split

Our reasons for implementing a reverse split may include any one or more of the following:

•	to increase the price per share of our stock in order to help increase market confidence in MPC;

•	to facilitate various financing arrangements that we may decide to pursue in the future; or

•	to increase the stock price per share in order to continue our listing with AMEX.

Management believes that having a large number of shares outstanding with a low trading price is not attractive to investors. A successfully implemented reverse stock split that results in a higher trading price of our stock and lower volume of shares outstanding may improve how we are perceived in the marketplace by our shareholders, potential shareholders, customers and strategic partners.

Under AMEX rules, AMEX can delist issuers with low trading prices per share.  While we have not received a notice from AMEX indicating any current concern regarding our trading price, it is possible that such a notice could occur in the future.  We believe that any delisting or threatened delisting of our Common Stock from AMEX, among other things, may cause a decrease in the price of our stock and make our stock less attractive to certain investors. In addition, not being listed on AMEX may affect our eligibility to use a more streamlined form of registration statement for resales of restricted securities which we issue.  Having the authority to implement a reverse stock split upon a receipt of any such notice from AMEX would allow the Board to quickly address this issue should it arise before July 25, 2009.

An increased stock price may facilitate various financing arrangements that we may decide to pursue in the future. Potential financing partners may consider our stock price as an indicator of our general viability. Such potential financing partners may be more willing to negotiate with us if our stock price is higher.

The Board believes that having authority to implement a reverse stock split if and when it believes appropriate is in the best interests of shareholders.

Potential Effects of a Reverse Stock Split

A reverse stock split, if implemented, would reduce the number of shares of Common Stock outstanding and potentially increase the trading price of our Common Stock. However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock. The history of reverse stock splits for companies in similar circumstances varies. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our Common Stock outstanding. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

The approximate number of shares of Common Stock that would be outstanding as a result of the proposed reverse stock split, based on 34,195,510 shares of Common Stock outstanding as of April 30, 2008 would be as low as 1,709,775 if a 1:20 split were effected.

The reverse stock split, if implemented, would not change the number of authorized shares of Common Stock as designated by our Restated Articles. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase. Potential effects of having a large number of shares authorized and unissued are discussed below.

Our Board believes that a larger number of authorized shares of Common Stock could provide the flexibility to issue additional shares of Common Stock as needs may arise without further shareholder action unless required by applicable law, regulation, listing requirements or our Restated Articles. Except as set forth herein, we have no agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized. The availability of additional shares will enhance our flexibility in connection with possible future actions.

The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on shareholders’ equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of Common Stock. Holders of Common Stock have no preemptive rights.

The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of us. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any market upon which the Common Stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us. The issuance of additional shares of Common Stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of shareholders. We are not aware of any efforts to obtain control of us.

On the other hand, our Board may issue additional shares of Common Stock only if the action is permissible under Colorado law and the rules of any stock market on which our stock is traded.

The following table shows, based on our outstanding shares as of April 30, 2008, the number of shares of our Common Stock that will be (1) issued and outstanding, (2) authorized and reserved for issuance and (3) authorized and unreserved after the adoption of a reverse stock split, showing various ratios between 1:10 and 1:20.

Number of Shares after a Reverse Stock Split
as of April 30, 2008

	Reverse Split to 1
	Current	10	12	15	18	20

Shares issued and outstanding (1)	34,195,510	3,419,551	2,849,625	2,279,700	1,899,750	1,709,775

Shares Reserved

Preferred Series A (2)	12,530,920	1,253,092	1,044,243	835,394	696,162	626,546

Preferred Series B (3)	4,983,420	498,342	415,285	332,228	276,856	249,171

Stock Options	510,017	51,001	42,501	34,001	28,334	25,500

Restricted Stock Units (4)	3,543,795	354,379	295,316	236,253	196,877	177,189

Unconverted Debentures (5)	1,803,334	180,333	150,277	120,222	100,185	90,166

Interest and liquidated damages (6)	496,111	49,611	41,342	33,074	27,561	24,805

Warrants	9,753,028	975,302	812,752	650,201	541,834	487,651

Debt Incurred at Acquisition (7)	40,644	4,064	3,387	2,709	2,258	2,032
Convertible Bridge Loans (8)	114,298	11,429	9,524	7,619	6,349	5,714

Warrants - IPO - Underwriters	270,000	27,000	22,500	18,000	15,000	13,500

Total Shares Reserved	34,045,567	3,404,553	2,837,127	2,269,701	1,891,416	1,702,274

Total	68,241,077	6,824,104	5,686,752	4,549,401	3,791,166	3,412,049

Total Authorized	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

Total Unissued and Unreserved	31,758,923	93,175,896	94,313,248	95,450,599	96,208,834	96,587,951

(1)	Number of shares outstanding as of April 30, 2008.
(2)	Outstanding shares of Preferred Series A total 626,546. Preferred Series A convertible to common stock at a ratio of 1 to 20.
(3)	Outstanding shares of Preferred Series B total 249,171. Preferred Series B convertible to common stock at a ratio of 1 to 20.
(4)	Reflects grants, forfeitures and issuances through April 30, 2008.
(5)	Reflects the common equivalent shares to be issued upon conversion of unconverted debentures from September and October 2006 financing at $0.75 per share.
(6)

Reflects the common equivalent shares to be issued upon conversion of accrued interest and unconverted liquidated damages related to the debentures from the September and October 2006 financing at $0.75 per share.

(7)	Common equivalent shares to be issued upon conversion of principal and interest due as of April 30, 2008 at $3.00 per share.
(8)	Common equivalent shares to be issued upon conversion of principal and interest due as of April 30, 2008 at $3.50 per share.

Effects on Ownership by Individual Shareholders

If we implement a reverse stock split, the number of shares of Common Stock you hold would be reduced by dividing the number of shares held immediately before the reverse split by the number fixed for the reverse split by the Board, and then rounding down to the nearest whole share. We will pay you cash in lieu of any fractional interest in a share to which you would otherwise be entitled, as described in further detail below. The reverse stock split would affect our Common Stock uniformly and would not affect your percentage of ownership interests in MPC or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash. A fractional share that is not issued could eliminate as many as 19 outstanding shares per record holder of our Common Stock (if the maximum level of a reverse stock split at 1:20 is implemented), and therefore a cash payment could be made for up to 19 shares held by any record holder.

Effect on Preferred Stock, Options, Warrants, Convertible Notes and Other Securities

In addition, all the terms of outstanding shares of preferred stock, options, warrants, convertible notes, and other securities of MPC entitling their holders to purchase or convert into shares of our Common Stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each security would be reduced, and the exercise price for each security, as applicable, would be increased, in accordance with the terms of such security. None of the other rights currently accruing to holders of the Common Stock, preferred stock, options, warrants, notes, or other securities convertible into Common Stock, would be affected by the reverse stock split.

Other Effects on Outstanding Shares

If we implement a reverse stock split, the rights and preferences of the outstanding shares of Common Stock would remain the same after the reverse stock split. Each share of Common Stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots.”

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the Common Stock under the Exchange Act.

According to the records of our transfer agent, as of April 30, 2008 MPC had 567 holders of record of its Common Stock and a stock split at the maximum level of 20 shares becoming one share of Common Stock (1:20) would reduce our record holders to 561.

Procedure For Effecting The Reverse Stock Split And Exchange Of Stock Certificates

If you approve the proposed amendments to our Restated Articles, the Board would implement the reverse stock split at its discretion, determine which amendment to adopt (among ratios of 10 to 20 for 1) and file the amendment to the Restated Articles with the Colorado Secretary of State. The reverse stock split would become effective on the date specified in the amendment.

As of the effective date of the reverse stock split, we would consider, for all corporate purposes, each certificate representing shares of our Common Stock before the reverse stock split to represent the reduced number of shares of Common Stock resulting from the reverse stock split. All shares of preferred stock, options, warrants, convertible debt instruments and other securities also would be automatically adjusted on the effective date.

We expect that our transfer agent would act as the exchange agent for a reverse stock split. As soon as practicable after the effective date, we would notify you that the reverse split has been implemented. You would receive a letter of transmittal requesting you to exchange your stock certificates for stock certificates reflecting the appropriately adjusted number of shares. If your shares are held in brokerage accounts or “street name” you would not need to take any further actions to exchange your certificates. We would not issue new certificates to you until you have first surrendered your outstanding certificate(s) together with the properly completed and executed transmittal letter to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. You should not destroy any stock certificate and should not submit any certificates until you receive a letter of transmittal.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. If you would otherwise be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the exchange ratio, you would instead receive cash upon surrender of the certificates as described in the section above. The cash amount would equal the resulting fractional interest multiplied by the closing trading price of our Common Stock on the effective date of the reverse stock split.

Accounting Consequences

The reverse stock split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse stock split, we will reduce the Common Stock account on our balance sheet to correspond to the ratio of the reverse split, and credit the capital in excess of par value account by the same amount. We will increase the per share net income or loss and net book value of our Common Stock because there will be fewer shares of our Common Stock outstanding.

U.S. Federal Income Tax Consequences

For your convenience, we offer the following summary of material U.S. federal income tax consequences of a reverse stock split to the shareholders of MPC. This summary may be incomplete. It does not discuss any state, local, foreign or minimum income or other tax consequences, if any. Also, it does not address the tax consequences to holders that are subject to special tax rules, including but not limited to banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of May, 2008, (which may change retroactively or prospectively). This summary also assumes that the shares you hold are a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment is regarded as a capital asset). Your tax treatment may vary depending upon your particular facts and circumstances.  You should seek advice based on your particular circumstances from an independent tax advisor regarding the consequences of the reverse stock split.  The following summary was written to support the promotion or marketing of the transactions or matters addressed by it.  The following summary was not written and cannot be used for the purposes of avoiding Federal tax penalties that may be imposed.

Other than with respect to the cash payments made in exchange for fractional shares discussed above, you should not recognize a gain or loss upon the exchange of shares pursuant to a reverse stock split, if implemented.  The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as your aggregate tax basis in the shares exchanged.  If you receive cash upon redemption of fractional share interests, you may recognize gain or loss equal to the difference between the amount of cash received and your adjusted basis in the fractional share interests redeemed.  The U.S. federal income tax liability generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest.  For purposes of the capital gains rules, your holding period for the shares you initially receive pursuant to the reverse stock split should include the period during which you held the shares surrendered in the reverse stock split.

Our beliefs regarding the tax consequence of a reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting is required to approve Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR AMENDMENTS TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK PURSUANT TO WHICH ANY WHOLE NUMBER OF OUTSTANDING SHARES BETWEEN AND INCLUDING TEN AND TWENTY WOULD BE COMBINED INTO ONE SHARE OF OUR COMMON STOCK, AND TO AUTHORIZE OUR BOARD, IN ITS SOLE DISCRETION, TO SELECT AND FILE ONE OF THESE AMENDMENTS TO EFFECT A REVERSE STOCK SPLIT OR TO DETERMINE NOT TO EFFECT, AND THEREBY ABANDON, THE REVERSE STOCK SPLIT.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The firm of Ehrhardt Keefe Steiner & Hottman PC currently serves as our independent registered accounting firm, and that firm conducted the audit of our accounts for fiscal year 2007. The Audit and Corporate Governance Committee has appointed Ehrhardt Keefe Steiner & Hottman to serve as our independent registered public accounting firm from September 30, 2008 to September 30, 2009 to conduct an audit of our accounts. Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Annual Meeting by telephone or in person. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting is required to ratify the appointment of Ehrhardt Keefe Steiner Hottman, PC as MPC’S independent registered public accountants for 2008. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of the independent audit firm to our shareholders for ratification. If the selection of Ehrhardt Keefe Steiner & Hottman PC is not ratified, the Audit Committee will review its future selection of an independent registered public accounting firm in light of the vote result.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER HOTTMAN, PC AS INDEPENDENT AUDITORS FOR 2008.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between our Company and each of our directors and has determined that Messrs. Murphy, Swanson and Young are independent under the American Stock Exchange, or AMEX, corporate governance listing standards. Additionally, the Board of Directors has determined that each member of the Audit and Corporate Governance Committee satisfies the independence requirements for audit committee members set forth in applicable AMEX and SEC rules.

Board And Committee Meetings

During the Company’s fiscal year ending December 31, 2007, the Board of Directors held a total of seven (7) meetings and acted by written consent eight (8) times. During that time, no incumbent Director attended fewer than 75% of the meetings of the Board of Directors (held during the period for which he has been a Director) nor fewer than 75% of  the total number of meetings held by committees of the Board of Directors on which he served (during the periods that he served).  Three directors, John Yeros, Kent Swanson and David Young, attended last year’s annual meeting of shareholders via conference call and Eric Murphy did not attend.

Each director is encouraged to attend our regularly scheduled Annual Meeting of Shareholders.

There are currently 3 committees of the Board of Directors:

Compensation Committee:

Kent L. Swanson	Chairman
David A. Young	Member
Eric D. Murphy	Member

Audit and Corporate Governance Committee:

David A. Young	Chairman
Kent L. Swanson	Member
Eric D. Murphy	Member

Nominating Committee:

Eric D. Murphy	Chairman
Kent L. Swanson	Member
David A. Young	Member

Board of Directors Compensation

On February 21, 2006, our Compensation Committee and Board of Directors approved a program regarding issuance of restricted stock units (RSUs) under the 2004 Equity Incentive Plan to non-employee Board members.

For 2007, non-employee members of the Board received grants of RSUs as follows: David A. Young, 34,783 RSUs; Kent L. Swanson, 26,087 RSUs; and Eric D. Murphy, 26,087 RSUs. These RSUs vest in three equal annual installments.

For 2008, non-employee members of the Board of Directors will receive $28,000 of annual cash compensation. Each member of the Audit and Corporate Governance Committee will receive an additional $12,000 in cash compensation annually for service on the Audit and Corporate Governance Committee, and the chairman of the Audit and Corporate Governance Committee will receive additional cash compensation of $25,000 annually. Members of the Compensation and Nominating Committees do not receive additional cash compensation for their service on such committees.

In addition, non-employee Board members will receive an annual grant of RSUs equal in value to their annual cash compensation for service on the Board and its committees. The number of RSUs to be issued annually under the program will be calculated by dividing the director’s annual cash compensation by the closing market price of the Company’s Common Stock on the business day immediately preceding the grant date. The RSUs will vest one-third annually, with the first one-third vesting on the date of the grant. Cash and equity compensation of members of the Board of Directors is subject to modification from time to time as approved by the Board.  For 2008, non-employee members of the Board of Directors received grants of RSUs as follows:  David A. Young, 85,484 RSUs; Kent L. Swanson, 64,516 RSUs; and Eric D. Murphy, 64,516 RSUs.

DIRECTOR COMPENSATION IN FISCAL 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)	Total

Eric D. Murphy(2)	$30,000	$24,214	$54,214

Kent L. Swanson(3)	$30,000	$24,214	$54,214

David A. Young(4)	$40,000	$32,288	$72,288

(1)                                  The amount reported in the “Stock Awards” column for each director reflects the compensation costs for financial reporting purposes for the year under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS123R”). The calculation of the compensation costs is described in Note 2 of the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on April 14, 2008.

(2)                                  As of December 31, 2007, Mr. Murphy had 14,286 exercisable options with an exercise price of $3.50 and 19,101 unvested restricted stock units.

(3)                                  As of December 31, 2007, Mr. Swanson had 2,357 exercisable warrants with an exercise price of $ 3.50, 16,072 exercisable options with an exercise price of $3.50 and 19,101 unvested restricted stock units. Additionally, Mr. Swanson had 50,000 exercisable non-compensatory warrants with an exercise price of $4.46.

(4)                                  As of December 31, 2007, Mr. Young had 25,468 unvested restricted stock units.

Corporate Governance and Standing Committees of the Board of Directors

The Board of Directors has adopted a Code of Conduct, which outlines the principles of legal and ethical business conduct under which we do business. The Code of Conduct is applicable to all of our directors, officers and employees and is available at http://www.mpccorp.com/about/investor_relations/mpccorp_code_of_conduct.pdf. Additionally, the Board of Directors has adopted a Code of Ethics for Senior Financial Officers, which outlines procedures to ensure accurate and complete disclosure and compliance with laws. The Code of Ethics for Senior Financial Officers is applicable to our Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, principal accounting officer and controller and is available at http://www.mpccorp.com/about/investor_relations/mpccorp_code_of_ethics.pdf. Any amendment or waiver of the Code of Ethics for Senior Financial Officers will be made only after approval by the Audit and Corporate Governance Committee and will be disclosed on our website. In addition, disclosure of any such amendment or waiver will be made within four business days by the filing of a Form 8-K with the SEC.

The Board of Directors has also adopted a written charter for each of the Audit and Corporate Governance Committee, Compensation Committee and Nominating Committee. The Audit and Corporate Governance, Compensation Committee and Nominating Committee charters are available on the Company’s website at http://www.mpccorp.com/about/investor_relations/corporate_governance.html.

Compensation Committee

The Compensation Committee consists of Mr. Swanson (Chairman), Mr. Murphy and Mr. Young. Messrs. Swanson, Murphy and Young are independent directors under SEC rules and AMEX corporate governance listing standards.

The principal functions of the Compensation Committee are to:

•                                          evaluate the performance of our Chairman and CEO and approve Chairman and CEO compensation;

•                                          Prepare any report on executive compensation required by the rules of the Securities and Exchange Commission to be included in our annual proxy statement;

•                                          review and approve executive compensation plans, policies and programs, considering their design and competitiveness;

•                                          review and approve changes to our equity incentive plans pursuant to the terms of the plans; and

•                                          review our non-employee independent director compensation levels and practices and recommend changes as appropriate.

Additionally, the Compensation Committee reviews and approves corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation, evaluates his performance in light of those goals and objectives, and recommends to the Board of Directors his compensation levels based on its evaluation.

The Compensation Committee also reviews and approves changes to our 2001 Equity Incentive Plan and the 2004 Equity Incentive Plan. It is also responsible for performing other related responsibilities set forth in its written charter.

The Compensation Committee, when appropriate, may form and delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more designated members of the Compensation Committee, the Board of Directors or our officers. Additionally, the Compensation Committee has the sole authority to engage or terminate any outside consultant that is retained to assist the Compensation Committee in the evaluation of executive officers’ and directors’ compensation, including the sole authority to approve fees and other retention terms. The Compensation Committee may also retain independent counsel and other professionals to assist the Compensation Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers. The Company and the Compensation Committee did not retain any consultants during the fiscal year ended December 31, 2007. From time to time, the Compensation Committee consults with the Company’s Chief Executive Officer and human resources professionals concerning executive compensation matters.

During the Company’s fiscal year ending December 31, 2007, the Compensation Committee held five (5) meetings.

Audit and Corporate Governance Committee

The Audit and Corporate Governance Committee currently consists of Mr. Young (Chairman), Mr. Murphy and Mr. Swanson. Each member of the Audit and Corporate Governance Committee is an independent director under SEC rules and AMEX corporate governance listing standards. The Board of Directors has determined that Mr. Young qualifies as an audit committee “financial expert” as defined under SEC and AMEX rules and regulations and the other members of the committee satisfy the financial literacy requirements for audit committee members under current SEC and AMEX rules and regulations.

The Audit and Corporate Governance Committee assists the Board of Directors in overseeing and reviewing: (1) the integrity of our financial reports and financial information provided to the public and to governmental and regulatory agencies; (2) the adequacy of our internal accounting systems and financial controls; (3) the annual independent audit of our financial statements, including the independent auditor’s qualifications and independence; and (4) our compliance with law and ethics programs as established by management and the Board of Directors. In its audit committee role, the Audit and Corporate Governance Committee:

•                                          has sole authority to select, evaluate, terminate and replace our independent auditors;

•                                          has sole authority to approve in advance all audit and non-audit engagement fees and terms with our independent auditors;

•                                          will review the activities, plan, scope of authority, organizational structure and qualifications of any persons overseeing our accounting and financial reporting processes and the audits of our financial statements; and

•                                          reviews our audited financial statements, public filings and earnings press releases prior to issuance, filing or publication.

In addition, in its corporate governance committee role, the Audit and Corporate Governance Committee develops corporate governance guidelines and recommends such guidelines to our Board of Directors. The committee reviews and makes recommendations on matters involving general operation of the Board of Directors and its committees, and annually recommends to the Board of Directors nominees for each committee of the Board of Directors.

The Audit and Corporate Governance Committee is also responsible for performing other related responsibilities set forth in its written charter.

During the Company’s fiscal year ending December 31, 2007, the Audit and Corporate Governance Committee held five (5) meetings.

Nominating Committee

The Nominating Committee currently consists of Mr. Murphy (Chairman), Mr. Young and Mr. Swanson, who are all of the independent directors (as defined by SEC rules and AMEX corporate governance listing standards) currently serving on the Board of Directors. The Nominating Committee is responsible for seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meeting. The specific functions and responsibilities of the Nominating Committee are set forth in its written charter.

The Nominating Committee reviews with the Board of Directors the requisite qualifications, skills and characteristics for Board of Directors nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating Committee’s recommendations, the Board of Directors recommends the director nominees to the shareholders for selection.

Potential director candidates, including incumbent directors whose terms are expiring, are referred to the Chairperson of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, it will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist the Nominating Committee in the identification of director candidates.

The Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating Committee, c/o the Secretary, providing the candidate’s name, biographical data and other relevant information.

Shareholders who intend to nominate a director for election at the 2009 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Secretary in the manner required by our Bylaws. Notice of nominations or other business proposed to be considered by shareholders, complying with Section 2.18 of the Bylaws, must be received by the Secretary no earlier than March 31, 2009 and no later than April 30, 2009. Notices should be sent to: the Secretary, MPC Corporation 906 E. Karcher Road, Nampa, ID 83687. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For such proposals that are timely filed, we retain discretion to vote proxies we receive provided that (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

In accordance with the Director Selection Guidelines set forth in Exhibit A to the Nominating Committee charter, the Nominating Committee and the Board of Directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board of Director nomination: personal and professional ethics, training, experience and ability at making and overseeing policy in business, government and/or educational sectors, commitment to fulfill the duties of the Board of Directors, commitment to understanding our business, commitment to engage in activities in our best interest, independence, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public Company board of director and committee experience and other relevant qualifications. A director candidate’s ability to devote adequate time to Board of Directors and committee activities is also considered.

The Nominating Committee periodically reviews with the Board of Directors the appropriate process for and the considerations to be taken in the evaluation of director candidates. In the event there is a vacancy on the Board of Directors, the Nominating Committee will initiate the effort to identify appropriate director candidates.

During the Company’s fiscal year ending December 31, 2007, the Nominating Committee held one (1) meeting.

Shareholder Communications With the Board of Directors

Shareholders may contact the Board of Directors as a group or an individual director by the U.S. postal mail directed to the Chairman of the Board of Directors, c/o the Secretary, at 906 E. Karcher Road, Nampa, ID 83687. Shareholder communications received by the Secretary will be promptly forwarded to the specified director addressees or to the full Board of Directors, as applicable. Shareholders should clearly specify in each communication, the name of the individual director or group of directors to whom the communication is addressed.

BENEFICIAL SECURITY OWNERSHIP
OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 31, 2008 the beneficial ownership of Common Stock of the Company by:

•                  each person or entity known by us to own beneficially more than 5%, in the aggregate, of our outstanding Common Stock;

•                  each of our executive officers;

•                  each of our directors; and

•                  all of our current directors and executive officers as a group.

Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock beneficially owned by them. Except as otherwise indicated, the address for each shareholder is c/o MPC Corporation, 906 E. Karcher Road, Nampa, ID 83687.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this prospectus are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  As of March 31, 2008, we had 34,175,866 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Gateway, Inc.(1)	10,585,874	27.03%

Crestview Capital Master, LLC 95 Revere Drive, Northbrook, IL 60062(2)	3,038,900	8.89%

MIC Holding Company, LLC 3820 Sherbrook Drive, Santa Rose, CA 95404(3)	3,124,710	8.80%

Toibb Investment LLC, 6355 Topanga Blvd., #335, Woodland Hills, CA 91387(4)	2,878,652	8.42%

Enable Growth Partners LP(5)	2,184,138	6.39%

Vision Opportunity Master Fund LTD(6)	2,010,644	5.88%

EagleRock Capital Management, LLC(7)	1,993,423	5.54%

John P. Yeros(8)	889,988	2.60%

Kent L. Swanson(9)	295,449	*

Curtis Akey(10)	96,819	*

Jeff Fillmore(11)	82,046	*

Eric Murphy(12)	61,881	*

David A. Young	56,241	*

All directors and current executive officers as a group (6 persons)(13)	1,482,424	4.30%

*Less than 1%

(1)                                  Based on Schedule 13D filed with the Securities and Exchange Commission on October 11, 2007 and Transfer Agent Records dated March 31, 2008. Includes 4,983,420 shares of Common Stock into which 249,171 shares of Series B Preferred Stock may convert. The conversion of Series B Preferred Stock may occur (i) upon shareholder approval by the majority of the MPC Corporation shareholders and (ii) at such time as the shares may be converted without causing Gateway’s ownership of the Common Stock to exceed 19.9%. The Series B Preferred Stock held by Gateway is included in the calculation of beneficial ownership in light of Gateway’s contractual right to designate a member of MPC Corporation’s board of directors in accordance with Rule 13d-3(d)(1)(i)(D).

(2)                                  Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 and Transfer Agent Records dated March 31, 2008. Crestview is the record holder of 3,038,900 shares of Common Stock and 312,925 shares of Series A Convertible Preferred Stock. Such shares of Series A Preferred Stock are ultimately convertible into an aggregate of 6,258,500 shares of Common Stock but only at such time as the conversion of all such shares of Series A Preferred Stock would result in beneficial ownership by the holder thereof of no more than 9.99% of the shares of Common Stock then issued and outstanding. As a result of such conversion provision and limitation, Crestview does not beneficially own any of the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock. If such conversion limitation did not apply, 9,297,400 shares of Common Stock would be beneficially owned by Crestview. Crestview Partners is the sole manager of Crestview, and as such has the power to direct the vote and to direct the disposition of investments beneficially owned by Crestview, including the Common Stock, and thus may also be deemed to beneficially own the Common Stock beneficially owned by Crestview. Currently, Stewart Flink, Robert Hoyt and Daniel Warsh, each of whom are United States citizens, are the managers of Crestview Partners, and as such may be deemed to share the power to vote and to dispose of investments beneficially owned by Crestview Partners, including the Common Stock; however each expressly disclaims beneficial ownership of such shares of Common Stock.

(3)                                  Based on Schedule 13D filed with the Securities and Exchange Commission on March 10, 2006. Includes 1,325,212 shares of Common Stock issuable upon the exercise of currently exercisable warrants. Barbara Schmidt has sole voting and dispositive powers over these securities.

(4)                                  Based on Schedule 13G filed with the Securities and Exchange Commission on October 5, 2007 and Transfer Agent Records dated March 31, 2008.  Excludes 313,621 Series A Preferred Stock that are convertible into 6,272,420 shares of Common Stock, because the conversion of Series A Preferred Stock is limited by agreement so beneficial ownership does not exceed 9.99% Harris Toibb has sole voting and dispositive powers over these securities and may be deemed to be the beneficial owner of such securities.

(5)                                  Based on Transfer Agent Records dated March 31, 2008.  Mitch Levine, Managing Partner, has sole voting and dispositive powers over these securities.

(6)                                  Based on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008 and Transfer Agent Records dated March 31, 2008.Vision Opportunity Master Fund, Ltd.,(the “Fund”), Vision Capital Advisors, LLC, (formerly known as Vision Opportunity Capital Management, LLC) (the “Investment Manager”), serves as the investment manager of the Fund, and Adam Benowitz, the managing member of the Investment Manager and a Director of the Fund.  The Fund directly owns all of the shares. Mr. Benowitz and the Investment Manager may be deemed to share with the Fund voting and dispositive power with respect to such shares. Each of the Fund, the Investment Manager and Mr. Benowitz disclaims beneficial ownership with respect to any shares other than those owned directly by such filer.

(7)                                  Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. Includes, warrants and convertible debentures purchased by Nader Tavakoli and EagleRock Capital for the accounts of EagleRock Master Fund, LP (“ERMF”), and EagleRock Institutional Partners LP (“ERIP”), ERMF holds 64,036 shares of Common Stock, a warrant to purchase 125,000 shares of Common Stock and a convertible debenture to purchase 333,333 shares of Common Stock for the accounts of EagleRock Capital Partners, L.P., EagleRock Capital Partners (QP), LP, both Delaware limited partnerships, and EagleRock Capital Partners Offshore Fund, Ltd. (together the “Capital Funds”). ERIP holds 96,054 shares of Common Stock, a warrant to purchase 375,000 shares of Common Stock and a convertible debenture to purchase 1,000,000 shares of Common Stock. EagleRock Capital acts as investment manager to each of the Capital Funds, ERMF and ERIP, and Mr. Tavakoli, as manager of EagleRock Capital, has sole voting and dispositive powers over these securities.

(8)                                  Includes 7,143 shares held by James Yeros, Mr. Yeros’ brother, 7,143 shares held by William Yeros, Mr. Yeros’ brother and 7,143 shares held jointly by Vali Jones and John Yeros, Mr. Yeros’ sister and father, respectively. Mr. Yeros disclaims beneficial ownership of any shares held by his siblings and his father. Includes 50,000 vested restricted stock units that are available to convert to but have not been converted to common shares as of March 31, 2008. Includes warrants to purchase 50,000 shares of Common Stock exercisable within 60 days of March 31, 2008.

(9)                                  Includes warrants to purchase 52,357 shares of Common Stock and options to purchase 16,072 shares of Common Stock exercisable within 60 days of March 31, 2008. Includes 10,000 shares of Common Stock held in trusts for the benefit of Mr. Swanson’s children and Mr. Swanson disclaims beneficial ownership of these shares.

 (10)                         Includes 12,500 vested restricted stock units that are available to convert to but have not been converted to common shares as of March 31, 2008 and 44,000 warrants to purchase common shares at 3.00 per share exercisable within 60 days of March 31, 2008 and 40,319 warrants currently exercisable at $3.00 a share to satisfy MPC Corporation’s Note Payable to Mr. Akey.

(11)                            Includes 50,000 vested restricted stock units that are available to convert to but have not been converted to common shares as of March 31, 2008.

(12)                            Includes options to purchase 14,286 shares of Common Stock exercisable within 60 days of March 31, 2008.

(13)                            Includes 112,500 vested restricted stock units convertible to Common Stock, warrants to purchase 186,686 shares of Common Stock  and options to purchase common 30,358 shares of Common Stock.

Executive Officers

The names, ages as of March 31, 2008 and certain information about the Company’s executive officers are set forth below:

Name	Age	Position

John P. Yeros	57	Chief Executive Officer and Chairman

Curtis M. Akey	42	Vice President, Chief Financial Officer, Treasurer and Secretary

Jeffrey E. Fillmore	51	Chief Operating Officer

JOHN P. YEROS – for information regarding Mr. Yeros, see “Directors” above.

CURTIS M. AKEY (age 42) has served as our Vice President, Chief Financial Officer, Treasurer and Secretary since April 17, 2007, and will continue to serve in such positions at the pleasure of the Board of Directors. From January 8, 2007 until April 17, 2007, Mr. Akey served various roles at our Company or its subsidiary, most recently as MPC Computers, LLC Vice President, Finance, Corporate Development, Treasurer and Secretary. Prior to joining us, Mr. Akey worked for fifteen years in finance and accounting roles, including five years with Merrill Lynch & Co. From 2002 to December 2006, Mr. Akey was employed by his own company, Akey Holdings, Inc. which among other things, was an independent contractor for Bathgate Capital Partners LLC. Mr. Akey has been associated with our Company in an advisory capacity since July 2005. Mr. Akey has a BS in Accounting and Finance from the University of Nebraska-Lincoln, and an MBA from the University of Pennsylvania-Wharton School.

JEFFREY E. FILLMORE (age 51) has served as our Chief Operating Officer since October 15, 2007, and will continue to serve in such position at the pleasure of the Board of Directors, and, prior to that served as Chief Operating Officer of our subsidiary, MPC Computers, LLC, since July 2006. Prior to this role, Mr. Fillmore served as Senior Vice President, Operations of MPC Computers since February 2006. Mr. Fillmore joined Micron Electronics in 1996 and held several positions with Micron Electronics and MPC including: Vice President, Operations; Manager of Database Marketing; Senior Manager, Bids and Contracts, Director, Sales Operations for its Commercial and International Sales subsidiary; Area Vice President of Operations and Group Controller and Vice President, Service and Support. Prior to joining Micron Electronics, Mr. Fillmore worked for Union Pacific Railroad for more than fifteen years where he held a variety of positions in finance and accounting. Mr. Fillmore holds a B.B.A in both Finance and Marketing from Idaho State University and an M.B.A. from Idaho State.

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)		Bonus ($) (2)	Stock Awards ($) (3)		All Other Compensation ($) (4) (5)		Total ($)

John P. Yeros Chairman & Chief Executive Officer	2007 2006	$ $	400,000 400,000	$37,500 - 0 -	$ $	121,675 22,600		$23,078 - 0 -	$ $	582,253 422,600

Jeffrey E. Fillmore Chief Operating Officer	2007 2006	$ $	242,500 207,866	$37,500 - 0 -	$ $	114,720 198,405	$ $	14,854 3,418	$ $	409,574 409,689

Curtis Akey Vice President and Chief Financial Officer	2007 2006		$167,308 - 0 -	$125,000 - 0 -		$29,885 - 0 -		$11,538 - 0 -		$333,731 - 0 -

(1)                                  All officers listed held their positions at MPC Corporation as of December 31, 2007.

(2)                                  Mr Yeros and Mr. Fillmore’s bonuses were board approved and paid at the consummation of the Gateway Professional Business Acquisition.  Mr Akey’s bonus was paid in connection with his Employment Offer Letter dated January 8, 2007.

(3)                                  The amount reported in the “Stock Awards” column for each officer reflects the compensations costs for financial reporting purposes for the year under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS123R”).  The calculation of the compensation costs is described in Note 2 of the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on April 14, 2008.

(4)                                  Mr. Fillmore’s “Other Compensation” includes 401(k) match in the amounts of $3,508 and $3,418 for 2007 and 2006, respectively.

(5)                                  Mr. Yeros, Mr. Fillmore and Mr. Akey were paid $23,078, $11,346 and $11,538, respectively, during the 4th quarter of 2007 due to a payroll error.  The Board of Directors has determined to reduce the salaries of these officers by a corresponding amount in 2008.

Outstanding Equity Awards at December 31, 2007

	OPTION AWARDS
	Number of			STOCK AWARDS
Name	securities underlying unexercised options # Exercisable	Option exercise price $	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested(4)

John P. Yeros(1)				963,333	$606,900
Jeffrey E. Fillmore(2)				559,333	$352,830
Curtis Akey(3)				325,000	$204,750

(1)                                  Mr. Yeros was granted restricted stock units on February 21, 2006 and February 7, 2007 in the amounts of 20,000 and 150,000 respectively to vest annually on the anniversary date over a three period.  On October 1, 2007, Mr. Yeros was granted 800,000 restricted stock units to vest on October 11, 2010.   Additionally, Mr. Yeros has 50,000 non-compensatory warrants to purchase Common Stock at an exercise price of $4.46 per share, expiring August 2009.

(2)                                  Mr. Fillmore was granted restricted stock units on February 21, 2006 and February 7, 2007 in the amounts of 14,000 and 150,000 respectively to vest annually on the anniversary date over a three period.  On October 1, 2007, Mr. Fillmore was granted 400,000 restricted stock units to vest on October 11, 2010.   Additionally, Mr. Fillmore forfeited 37,499 restricted stock units which had vested but had not been issued as Common Stock.

(3)                                  Mr. Akey was granted 25,000 restricted stock units as of January 2, 2007 vesting 12,500 shares each on January 2, 2008 and 2009.  Mr. Akey was granted 300,000 restricted stock units on October 15, 2008 to vest on October 11, 2010.  Mr. Akey has 44,000 non-compensatory warrants to purchase Common Stock exercisable at $3.00 per share. Additionally, Mr. Akey has 44,319 non-compensatory warrants to purchase Common Stock exercisable at $3.00 per share to satisfy MPC Corporation’s note payable to Mr. Akey.

(4)                                  The closing price of MPC Corporation Common Stock on December 31, 2007 was $0.63 per share.

Employment Agreements

Employment Agreement of John Yeros

Effective October 15, 2007, we entered into an Executive Employment Agreement with John Yeros, our Chief Executive Officer and Chairman (the “Yeros Agreement”). The initial term of the Yeros Agreement is effective through October 15, 2011, and automatically extends for additional one-year terms unless, at least 30 days prior to the end of the initial or extended term, we or Mr. Yeros provides written notice that employment will not be extended.

Under the Yeros Agreement, Mr. Yeros is entitled to receive a base salary of $400,000 per year, which will increase to $500,000 commencing January 1, 2008. Mr. Yeros is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by our Board of Directors. For 2007, Mr. Yeros received a bonus of $37,500. For each calendar year commencing in 2008, the maximum bonus payment per year is 50% of Mr. Yeros’s base pay. Our Board of Directors may elect to pay up to 50% of any bonus in fully vested and exercisable restricted stock or stock units. Mr. Yeros is entitled to paid vacation and all paid holidays customarily extended to our other executive employees and to participate in employee benefit programs provided to our other executive employees.

If Mr. Yeros’s employment is terminated based on non-renewal of the Yeros Agreement, he is entitled to his base compensation in an amount equal to twelve (12) months base salary. If Mr. Yeros terminates his employment for cause or if his employment is terminated in connection with a termination of our business, he is entitled to 12 months base salary. If we terminate Mr. Yeros without cause, he is entitled to the greater of 12 months’ base salary or the amount otherwise payable between the date of termination and the expiration of the applicable term of the Yeros Agreement. Additionally, if we terminate Mr. Yeros without cause or if Mr. Yeros terminates his employment for cause, he is entitled to receive his bonus for the year.

Employment Agreement of Curtis Akey

Effective October 15, 2007, we entered into an Executive Employment Agreement with Curtis Akey, our Chief Financial Officer, Treasurer and Secretary (the “Akey Agreement”). The initial term of the Akey Agreement is effective through October 15, 2010, and automatically extends for additional one-year terms unless, at least 30 days prior to the end of the initial or extended term, we or Mr. Akey provides written notice that employment will not be extended.

Under the Akey Agreement, Mr. Akey is entitled to receive a base salary of $200,000 per year, which will increase to $250,000 commencing January 1, 2008. Mr. Akey is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by our Board of Directors. In 2007, Mr. Akey received a bonus of $125,000. This payment will be in full satisfaction of the bonus for a business combination otherwise payable under his prior April 16, 2007 employment contract. For each calendar year commencing in 2008, the maximum bonus payment per year is 50% of Mr. Akey’s base pay. Our Board of Directors may elect to pay up to 50% of any bonus in fully vested and exercisable restricted stock or stock units. Mr. Akey is entitled to paid vacation and all paid holidays customarily extended to our other executive employees and to participate in employee benefit programs provided to our other executive employees.

If Mr. Akey’s employment is terminated based on non-renewal of the Akey Agreement, he is entitled to his base compensation in an amount equal to nine (9) months base salary. If Mr. Akey terminates his employment for cause or if his employment is terminated in connection with a termination of our business, he is entitled to 9 months base salary. If we terminate Mr. Akey without cause, he is entitled to the greater of 9 months’ base salary or the amount otherwise payable between the date of termination and the expiration of the applicable term of the Akey Agreement. Additionally, if we terminate Mr. Akey without cause or if Mr. Akey terminates his employment for cause, he is entitled to receive his bonus for the year.

Employment Agreement of Jeffrey Fillmore

Effective October 15, 2007, we entered into an Executive Employment Agreement with Jeff Fillmore, our newly appointed Chief Operating Officer (the “Fillmore Agreement”). Mr. Fillmore previously served as Chief Operating Officer of MPC Computers, LLC, which is our wholly owned subsidiary. The initial term of the Fillmore Agreement is effective through October 15, 2010, and automatically extends for additional one-year terms unless, at least 30 days prior to the end of the initial or extended term, we or Mr. Fillmore provides written notice that employment will not be extended.

Under the Fillmore Agreement, Mr. Fillmore is entitled to receive a base salary of $250,000 per year, which will increase to $300,000 commencing January 1, 2008. Mr. Fillmore is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by our Board of Directors. For 2007, Mr. Fillmore received a bonus of $37,500. For each calendar year commencing in 2008, the maximum bonus payment per year is 50% of Mr. Fillmore’s base pay. Our Board of Directors may elect to pay up to 50% of any bonus in fully vested and exercisable restricted stock or stock units. Mr. Fillmore is entitled to paid vacation and all paid holidays customarily extended to our other executive employees and to participate in employee benefit programs provided to our other executive employees.

If Mr. Fillmore’s employment is terminated based on non-renewal of the Fillmore Agreement, he is entitled to his base compensation in an amount equal to nine (9) months base salary. If Mr. Fillmore terminates his employment for cause or if his employment is terminated in connection with a termination of our business, he is entitled to 9 months base salary. If we terminate Mr. Fillmore without cause, he is entitled to the greater of 9 months’ base salary or the amount otherwise payable between the date of termination and the expiration of the applicable term of the Fillmore Agreement. Additionally, if we terminate Mr. Fillmore without cause or if Mr. Fillmore terminates his employment for cause, he is entitled to receive his bonus for the year.

Change in Control Arrangements

Under the 2001 and 2004 Equity Incentive Plans, if certain corporate transactions occur (such as a merger, reorganization or sale of substantially all of our assets), the plan administrator may, in its sole discretion, arrange to have the surviving or successor Company assume options, stock awards, or restricted stock units with appropriate adjustments. Some employees, including officers, have employment memoranda that provide for severance pay of up to six months in the event of involuntary termination without cause; provided that in the event of a change in control a person is not deemed to be involuntarily terminated if a comparable offer of employment is extended.

On February 7, 2007, our Board of Directors adopted a form of Restricted Stock Unit Notice of Grant for use in connection with grants of restricted stock units under the Company’s 2004 Equity Incentive Plan. The Plan is administered by the Board or a committee of the Board. The Notice of Grant form covers the terms under which restricted stock units ordinarily will be issued to officers and employees. Vesting schedules will be determined by the Board in connection with each grant. The Notice of Grant Form provides for accelerated vesting in the event of certain corporate transactions including mergers, consolidations or sale of substantially all Company assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have incurred fees to Bathgate Capital Partners, a registered broker-dealer, for raising debt and equity for us and to assist in pursuing strategic acquisitions. Our Chief Financial Officer, Curtis Akey, was formerly associated with Bathgate.  In connection with the acquisition of the Company’s subsidiary, MPC Computers, LLC, on July 22, 2005, the Company paid Bathgate affiliates (i) $550,000 in the form promissory notes, including a promissory note payable to Mr. Akey in the original amount of $140,800, and (ii) 200,000 warrants exercisable at $3.00 per share, including 44,000 such warrants issued to Mr. Akey. The outstanding principal and interest balance as of April 14, 2008, under the promissory note to Mr. Akey was $121,936, which amount is currently due and payable.

In connection with the transactions described in Proposal 2 above, we entered into the following additional material agreements:

•                  Transition Services Agreement. Under the Transition Services Agreement (as amended on October 26, 2007, February 20, 2008 and March 27, 2008), Gateway provided accounting, human resource, manufacturing, procurement, marketing, information technology, and other specified services to MPC (collectively, “the Services”). Gateway also engaged in certain buy/sell activities related to components on behalf of MPC-Pro in the course of providing the Services, which included procuring components from component suppliers, selling of such components to original design manufacturers (“ODMs”) for the manufacture of finished goods that were ordered from the ODMs by Gateway, and the subsequent selling of such finished goods to MPC-Pro (the “Buy/Sell Activity”). Services are no longer being performed under the Transaction Services Agreement.  As of March 27, 2008, the outstanding balance payable to Gateway for Buy/Sell activity and extended Services was $12.6 million. On March 27, 2008, the Transition Services Agreement was amended to provide, that the outstanding balance be paid $325 thousand per week for four weeks beginning March 28, 2008 and $1.0 million per week until the outstanding balance is paid in full.  The amendment also provides that $2.3 million owed by MPC-Pro to Gateway for inventory purchases shall be paid, without interest, on Net 60 terms.

•                  Intercreditor Agreement.  The Intercreditor Agreement provides Gateway with a junior security interest in accounts receivable generated on or after the Closing Date, inventory, and all other property of MPC-Pro and GCI as specified in the agreement (the “WFBC Collateral”) to secure the payment of obligations owing to Gateway under the Transition Services Agreement (the “TSA Obligations”). WFBC and MPC-Pro will agree to set aside certain accounts receivable for the payment of the TSA Obligations. On March 27, 2008, MPC-Pro, GCI, Gateway and WFBC

entered into a Second Agreement Amendment to the Intercreditor Agreement (the “Second Amendment”), superseded entirely the First Agreement Amendment, dated February 20, 2008. The Second Amendment modifies Paragraph 2(c) of the Intercreditor Agreement to provide that WFBC will hold but not purchase certain set aside accounts receivable submitted to WFBC by MPC-Pro and GCI (the “Gateway Blocked Accounts”) in up to the following amounts: (i) there will be no Gateway Blocked Accounts through April 17, 2008; (ii) on or after April 18, 2008, a face amount equal to the obligations owing to Gateway under the Transition Agreement for the applicable week (the “Gateway Weekly Payoff Amounts”) minus $10,000,000; and (iii) on or after May 27, 2008, a face amount equal to the Gateway Weekly Payoff Amounts for the applicable week minus $5,000,000. The Second Amendment also provides that, if, after June 30, 2008, there is a remaining positive balance of the Gateway Weekly Payoff Amounts, Gateway may provide a statement to MPC-Pro indicating the positive balance, and WFBC will hold but not purchase Gateway Blocked Accounts submitted to it by MPC-Pro and GCI in a face amount equal to the remaining positive balance. On April 10, 2008, MPC-Pro, GCI, and Gateway delivered to WFBC an instruction letter that modified certain terms of the Intercreditor Agreement. The letter confirmed that the requirement under paragraph 1(b) of the Intercreditor Agreement to maintain a controlled collateral account in the amount of $1,500,000 was eliminated. Additionally, the letter confirmed that WFBC is not required to hold certain Gateway funds in trust as previously required under Section 3 of the Intercreditor Agreement.

•                  Account Purchase Agreements.  On October 1, 2007, MPC-Pro and GCI (which was acquired by MPC-Pro in connection with the Professional Business), each entered into an Account Purchase Agreement with WFBC. Under these agreements, MPC-Pro and GCI may assign to WFBC, and WFBC may purchase from MPC-Pro and GCI, Accounts (as defined in the Account Purchase Agreements). WFBC will advance to MPC-Pro and GCI 90% of the value of the purchased Accounts. WFBC may adjust the advancement percentage at any time in its commercially reasonable discretion upon prior notice to MPC-Pro and GCI. MPC-Pro and GCI will pay fees equal to the Wells Fargo Prime Rate (as defined in the Account Purchase Agreements), plus 0.75% per annum (the “WFBC Discount”) multiplied by the total amount of Accounts purchased and not yet paid by MPC-Pro and GCI customers, computed daily. WFBC has the right to require that MPC-Pro re-purchase the Accounts in the event customers of MPC-Pro and GCI do not pay the receivable within a timeframe specified in the Account Purchase Agreements, if a material customer dispute arises or in the event of a default under the Account Purchase Agreements. The Account Purchase Agreements are subject to customary default provisions. WFBC has discretion under the Account Purchase Agreements as to the accounts purchased and the percentage advanced after submission of the Accounts for approval. WFBC is not obligated to buy any Account from MPC-Pro and GCI that WFBC does not deem acceptable in its sole discretion. There is no minimum amount of Accounts to be purchased by WFBC under the Account Purchase Agreements. The facilities are secured by the assets of MPC-Pro and GCI. The Account Purchase Agreements are for a term of three (3) years from November 14, 2006. There is an initial annual combined fee for all MPC entities of $100,000 and an annual fee of $200,000 thereafter in addition to a minimum fee. Early termination fees apply if the Account Purchase Agreements are terminated before the end of their term. An origination fee of $150,000 was paid at closing.

•                  Lease Agreement.  MPC-Pro entered into a Lease Agreement with Gateway to lease a portion of an office building in North Sioux City, South Dakota, for a term of 5 years from the Lease Commencement Date, as defined in the Lease Agreement, with two 5-year renewal options. Under the Lease Agreement, the monthly initial base rent is $36,000 per month with annual escalation in base rent as specified in the Lease Agreement.

•                  License Agreement.  On the Closing Date, MPC and Gateway entered into a Limited License Agreement to grant MPC a non-exclusive, royalty-free, one-year use of Gateway Licensed Marks on Licensed Products, as defined, subject to the terms and conditions of the agreement. Gateway may, in its sole discretion, terminate the Limited License Agreement in the event of a change of control of MPC.

•                  Promissory Note.  In connection with the acquisition of the Professional Business, MPC-Pro issued to Gateway a promissory note in the amount of $1.3 million (the “Promissory Note”).  During 2007, MPC-Pro paid to Gateway $18 thousand of interest and $431 thousand of principal to Gateway under the Promissory Note.  The payable to Gateway was $862 thousand at December 31, 2007.

During 2007, MPC-Pro provided certain manufacturing services to Gateway, and Gateway paid to MPC-Pro $6.0 million for such services.  At December 31, 2007, the receivable from Gateway for such services was $3.2 million.

Our policies prohibit loans to directors, officers and employees. There were no such loans outstanding at any time during the year ended December 31, 2007.

We have entered into indemnification agreements with each of our directors and officers and certain other employees that may, in some cases, be broader than the specific indemnification provisions contained in the Colorado Business Corporation Act. The indemnification agreements may require us, among other things, to indemnify the directors and officers against certain liabilities, other than liabilities arising from willful misconduct of a culpable nature, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified. We have a directors’ and officers’ insurance policy to cover our obligations under these agreements.

All future transactions between us and our officers, directors, principal shareholders and affiliates will be approved by a majority of the independent and disinterested members of our Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during fiscal year 2007, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons in a timely matter except that Mr. Yeros filed one late Form 4 to report a transaction that occurred on February 21, 2007 and Mr. Fillmore filed one late Form 4 to report a transaction that occurred on February 23, 2007.

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditor Fees

The aggregate fees billed for professional services rendered by Ehrhardt Keefe Steiner & Hottman PC for fiscal years 2006 and 2007 are as follows:

	2007	2006
Audit Fees(1)	$813,638	$375,021
Audit-Related Fees
Tax Fees
All Other Fees
Total Fees	$813,638	$375,021

(1)  Audit fees are fees that we paid for the audit of our financial statements included in our Form 10-K and review of financial statements included in our Form 10-Q; for services in connection with the filing of MPC Corporation’s Form S-3 and amendments thereto; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.  Additionally, fees include audit services related to MPC-Pro’s acquisition of the Gateway Professional Business.

The Audit and Corporate Governance Committee has determined that all services performed by Ehrhardt Keefe Steiner & Hottman PC are compatible with maintaining the independence of Ehrhardt Keefe Steiner & Hottman PC.

Audit and Corporate Governance Committee Pre-Approval Policy

The Audit and Corporate Governance Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent registered public accounting firm. The policy is designed to ensure that the provision of these services does not impair the accountants’ independence. Under the policy, any services provided by the independent registered public accounting firm, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit and Corporate Governance Committee.

The Audit and Corporate Governance Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit and Corporate Governance Committee at its next scheduled meeting. The Audit and Corporate Governance Committee does not delegate responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

For 2007, all audit and non-audit services provided by our independent registered public accounting firm were pre-approved.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit and Corporate Governance Committee are independent under applicable SEC rules and American Stock Exchange listing standards. The Audit and Corporate Governance Committee has reviewed and discussed with the management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended December 31, 2007 and the independent registered public accounting firm’s report thereon. Additionally, the Audit and Corporate Governance Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit and Corporate Governance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm such firm’s independence. Based on the discussions and reviews noted above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the audited financial statements be included in MPC’s Annual Report on Form 10-K for the fiscal year 2007 for filing with the Securities and Exchange Commission.

The Audit and Corporate Governance

Committee of the Board of Directors

David A. Young (Chairman)

Eric D. Murphy

Kent Swanson

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in Proxy Statement

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2009 Annual Meeting of Shareholders must submit the proposal at our principal executive office no later than January 28, 2009.

Advance Notice Procedures for Director Nominations and Other Business at Annual Meeting of Shareholders

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2009 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by our Bylaws.  To be in proper written form, a such notice must set forth as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the corporation which are beneficially owned by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Additionally, the notice to the Secretary of the corporation must set forth as to the shareholder giving the notice (a) the name and record address of such shareholder, (b) the class or series and number of shares of capital stock of the corporation that are beneficially owned by such shareholder, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee for director and any other persons or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (e) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee for director being named as a nominee and to serve as a director if elected.

Notice of nominations to be considered by shareholders must be received by the Secretary no earlier than March 30, 2009 and no later than April 29, 2009. Notices should be sent to: the Secretary, MPC Corporation 906 E. Karcher Road, Nampa, ID 83687.

For proposals that are not timely filed, we retain discretion to vote proxies we receive. For such proposals that are timely filed, we retain discretion to vote proxies we receive provided that (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

HOUSEHOLDING

As permitted by the SEC’s proxy statement rules, the Company will deliver only one Annual Report or Proxy Statement to multiple shareholders sharing the same address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will, upon written or oral request, deliver a separate copy of the Annual Report or Proxy Statement to a shareholder at a shared address to which a single copy of the Annual Report or Proxy Statement was delivered and will include instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Annual Report or Proxy Statement. Registered shareholders wishing to receive a separate annual report or proxy statement in the future or registered shareholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future may contact the Company’s Transfer Agent:

Computershare Trust Company, N.A.

350 Indiana Street

Suite 800

Golden, CO 80401

P 303-262-0600

P 800-962-4284

F 303-262-0700

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE;

FINANCIAL DATA

The SEC allows us to incorporate by reference in this Proxy Statement the information we file with it, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement. We are incorporating by reference in this Proxy Statement the following documents filed by us: our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed on April 14, 2008), as amended by Form 10-K/A (filed on April 29, 2008) the Amended Current Report on Form 8-K Filed on December 10, 2007 and our 10-Q for the quarter ending March 31, 2008.

The following financial statements and other financial information is specifically incorporated by reference herein:

1.  Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed on April 14, 2008):

a.                                       Consolidated Financial Statements

b.                                      Management’s Discussion and Analysis of Financial Condition and Results of Operations

c.                                       Quantitative and Qualitative Disclosures about Market Risks

2.                                       Forecast financial information included in Amended Current Report on Form 8-K/A filed on December 10, 2007; and

3.                                       Quarterly Report on Form 10-Q for the quarter ended March 31, 2008:

a.                                       Consolidated Financial Statements

b.                                      Management’s Discussion and Analysis of Financial Condition and Results of Operations

c.                                       Quantitative and Qualitative Disclosures about Market Risks.

A copy of our 2007 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2007, the Amended Current Report on Form 8-K filed on December 10, 2007 and our 10-Q for the quarter ending March 31, 2008, are being delivered to our shareholders along with this Proxy Statement. Additional copies may be obtained from the Secretary of MPC Corporation at 906 E. Karcher Road, Nampa, ID 83687. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

By Order of the Board of Directors,

John P. Yeros

Chairman and Chief Executive Officer

Appendix A

Stock Purchase Plan

MPC Corporation
2008 Employee Stock Purchase Plan

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

MPC CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN

MPC Corporation 2008 Employee Stock Purchase Plan	2008

Prepared by Holland & Hart LLP

i

ii

MPC CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

The purpose of the Plan is to provide a means by which employees of MPC Corporation, a Colorado corporation (the “Company”) and its Affiliates may be given an opportunity to purchase stock of the Company.  The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.  The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

The Plan shall be effective upon its approval by the Company’s board of directors on May 27, 2008, subject to its approval by the Company’s shareholders.

ARTICLE 1.

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1                                 Affiliate means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

1.2                                 Board means the board of directors of the Company.

1.3                                 Code means the Internal Revenue Code of 1986, as amended.

1.4                                 Common Stock or Stock means the Company’s common stock and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.

1.5                                 Eligible Employee means any person who has been a regular employee of the Company or an Affiliate for at least twelve months (for this purpose credit will be given for employment with an acquired subsidiary), and whose customary employment is more than 20 hours each week.

“Eligible Employee” shall not include any person who immediately prior to the offering on a Date of Offering would be deemed for purposes of Code Section 423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.  Non-employee directors are not eligible to participate in the Plan.

1.6                                 Exercise Date means each March 31st, June 30th, September 30th and December 31st that follows an Offering Date.

1.7                                 Offering shall have the meaning provided in Section 4.1.

1.8                                 Offering Date shall mean August 1, 2008, and thereafter each January 1st, April 1st, July 1st and October 1st.

1.9                                 Offering Price shall mean an amount determined by the Plan Administrator as the purchase price for Common Stock in a particular Offering, which shall be not less than the lesser of:

(a)                                  an amount equal to eighty-five percent (85%) of the fair market value of the Stock on the Offering Date; or

(b)                                 an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

1.10                           Plan Administrator means the body that is responsible for the administration of the Plan, as determined pursuant to Section 2.1.

ARTICLE 2.

ADMINISTRATION

2.1                               PLAN ADMINISTRATOR.  The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors.  Any committee member shall be deemed to have resigned automatically from the committee upon his or her termination of service with the Company.  The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Board deems appropriate to permit transactions in Common Stock pursuant to the Plan and to satisfy conditions of applicable law.  Whether or not the Board has delegated administration to a committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

2.2                               MEETINGS AND ACTIONS.  The Plan Administrator shall hold meetings at such times and places as it may determine.  A majority of the members of the Plan Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Plan Administrator shall be the acts of the Plan Administrator and shall be final, binding and conclusive upon all persons, including the Company, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

2.3                               POWERS OF PLAN ADMINISTRATOR.  The Plan Administrator shall have the following powers and authority with respect to the Plan:

(a)                                To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights.

(b)                               To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c)                                Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or expedient to promote the best interests of the Company.

2.4                               INTERPRETATION OF PLAN.  The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into hereunder.  The determination of the Plan Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its stockholders, and participants in the Plan.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1                               SHARES AUTHORIZED TO BE ISSUED.  Subject to the provisions of Section 3.2 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 2,500,000 shares of Common Stock.  If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

3.2                               STOCK ADJUSTMENTS.  If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

3.3                               SURVIVING STOCK.  In the event of:  (1) a dissolution or liquidation of the Company; (2) a merger of consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

ARTICLE 4.

RIGHTS TO PURCHASE COMMON STOCK

4.1                               OFFERING.  The Plan Administrator may on any Offering Date grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees (an “Offering”).  Each Offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate, including (i) the aggregate number of shares of Common Stock available for purchase under the Plan with respect to that Offering, (ii) the Offering Price of those shares, and (iii) the number of shares of Common Stock available for purchase under the Plan by an individual with respect to that Offering.

4.2                               TERMS OF OFFERING.  Each Offering shall provide each Eligible Employee the right to purchase the number of whole shares of Common Stock which has on the Date of Offering an aggregate purchase price (determined on the basis of the Offering Price) equal to the amount designated by the Eligible Employee of a percentage (not to exceed 5%) of his or her compensation as of the Offering Date.

4.3                               PARTICIPATION.  An Eligible Employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides.

4.4                               OWNERSHIP LIMIT.  An Eligible Employee is permitted to participate in an Offering only if the Eligible Employee’s participation in the Offering, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

4.5                               PAYROLL DEDUCTION.  The payroll deductions made for each Eligible Employee who chooses to participate in an Offering shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company.  A participant may reduce, increase or begin such payroll deductions after the Offering Date only as provided for in the Offering.  A participant may make additional payments into his or her account only if specifically provided for in the Offering and subject to any purchase limits specified in the Offering.

4.6                               SUSPENSION OR WITHDRAWAL FROM PARTICIPATION.  At any time after the Offering Date but before the Exercise Date, a participant may terminate his or her payroll deductions under the Plan by delivering to the Company a notice in such form as the Plan Administrator provides.  The participant may be permitted to specify that accumulated payroll deductions be retained by the Company and applied toward the purchase of stock on the Exercise Date, or that the Company shall distribute to such participant all of his or her accumulated payroll deductions under the Offering, without interest.  A participant’s suspension of or withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

4.7                               TERMINATION.  Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Stock for the terminated employee), under the Offering, without interest.

4.8                               EXERCISE.

(a)                                On each Exercise Date, each participant’s accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Offering Price.

(b)                               No fractional shares shall be issued upon the exercise of rights granted under the Plan.  The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering (as provided in Section 4.6) or is no longer an Eligible Employee, in which case such amount shall be distributed to the participant after the Exercise Date, without interest.

(c)                                If the aggregate purchase of shares by all participants in an Offering would exceed any maximum aggregate number of shares available for purchase in the Offering, the Plan Administrator shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

4.9                               SECURITIES REGISTRATION REQUIRED.  No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  If on any Exercise Date the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire Stock) shall be distributed to the participants, without interest.

ARTICLE 5.

MISCELLANEOUS

5.1                               PROCEEDS.  Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

5.2                               RIGHTS AS A STOCKHOLDER.  A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

5.3                               TRANSFER OF RIGHTS.  Rights granted under the Plan may not be sold, pledged, assigned or transferred and, except as provided in Section 5.4, shall be exercisable only by the person to whom such rights are granted.

5.4                               DESIGNATION OF BENEFICIARY.  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death after the Exercise Date but prior to delivery to him of such shares and cash, or who is to receive any cash from participant’s account under the Plan in the event of such participant’s death before the Exercise Date.

Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the surviving spouse of the participant, or if none, to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to any one or more dependents or relatives of the participant.

5.5                               AMENDMENT OF PLAN.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 3.2, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(a)                                Increase the number of shares reserved for rights under the Plan;

(b)                               Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Code Section 423); or

(c)                                Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Code Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

5.6                               TERMINATION OF PLAN.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate ten (10) years from the date this amendment and restatement of the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

5.7                               RIGHTS AND OBLIGATIONS.  Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment or termination of the Plan, except with the consent of the person to whom such rights were granted.

5.8                               STOCKHOLDER APPROVAL.  This Plan shall be submitted for approval by the stockholders of the Company within 12 months following the date the Plan is approved by the Board of Directors.  Exercise of rights under any Offering made prior thereto shall be subject to the condition that the Plan be approved by the stockholders.  If not so approved within such time, this Plan shall terminate, all rights hereunder shall be canceled and be of no further force or effect, and the Company shall, as soon as practicable, refund to all Eligible Employees all sums credited to their respective accounts in accordance with Section 4.5.

5.9                               TAX CONSEQUENCES.  Because the Plan is intended to satisfy the requirements of Code Section 423, the Company intends that participants will recognize no income on either the Offering Date or the Exercise Date as a result of participation in the Plan.  However, at the time of sale or other taxable disposition of the Common Stock acquired through an Offering, the Eligible Employee must include as ordinary taxable income an amount equal to the lesser of: (1) the amount, if any, by which the fair market value of the Common Stock on the Offering Date exceeds the Offering Price; or (2) the amount, if any, by which the fair market value of the Common Stock at the time of such disposition exceeds the Offering Price.

In addition, the Eligible Employee also will recognize capital gain on any increase in fair market value in the Common Stock (in excess of the Employee’s basis in the Common Stock), if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the Common Stock at least twelve months (the “Holding Period”).  If the Eligible Employee disposes of the Common Stock acquired by an exercise of an option under the Plan before the expiration of the Holding Period, the Eligible Employee must recognize as ordinary compensation income the difference between the Common Stock’s fair market value and its exercise price in the year of the disposition.

5.10                         NO EMPLOYMENT CONTRACT.  This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

5.11                         GOVERNING LAW.  This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Colorado, and in accordance with the applicable provisions of Code Sections 421 and 423 and all related Code sections applicable to a qualified “employee stock purchase plan.”

5.12                         PRONOUNS.  Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

5.13                         SEVERABILITY.  If any one or more of the terms, conditions or provisions or any part hereof contained in this Plan shall for any reason or to any extent be held invalid, illegal or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remainder of such terms, conditions or provisions, or any other provision of this Plan, and this Plan shall be construed as if the invalid, illegal or unenforceable term, condition or provision had never been contained herein, and each term, condition or provision shall be valid and enforced to the fullest extent permitted by law.

Appendix B

2008 Plan

MPC CORPORATION

2008 EQUITY INCENTIVE PLAN

Effective Date: May 27, 2008
Termination Date: May 27, 2018

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials. To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

MPC CORPORATION

2008 EQUITY INCENTIVE PLAN

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MPC CORPORATION

2008 EQUITY INCENTIVE PLAN

ARTICLE 1.
PURPOSE

The purpose of the MPC Corporation 2008 Equity Incentive Plan (the “Plan”) is to promote the interests of MPC Corporation, a Colorado corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company or a Related Company (as defined in ARTICLE 2) and to acquire and maintain stock ownership in the Company.

ARTICLE 2.
DEFINITIONS

2.1           Award. means any Option, Restricted Stock, RSU or Stock Award.

2.2           Award Agreement. means either (a) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant setting forth the terms and provisions applicable to such Award.  The terms of any Award Agreement need not be identical to the terms of any other Award Agreement applicable to other grants under the Plan to the same or other Participants.  No Award shall be issued under the Plan until the Participant satisfies the conditions, if any, described in that Award Agreement for acceptance of the Award.

2.3           Board. means the Board of Directors of the Company.

2.4           Cause. unless otherwise defined in the Award Agreement or in a written employment, or services or other agreement between the Participant and the Company or a Related Company and the Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.5           Code. means the Internal Revenue Code of 1986, as amended from time to time.

2.6           Common Stock. means the Common Stock, no par value per share, of the Company.

2.7           Company Transaction. unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of either:

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(a)           a merger or consolidation of the Company with or into any other company, entity or person or

(b)           a sale, lease, exchange or other transfer, in one transaction or a series of related transactions undertaken with a common purpose, of all or substantially all the Company’s then outstanding securities or all or substantially all the Company’s assets; provided, however, that a Company Transaction shall not include a Related Party Transaction.

2.8           Disability. unless otherwise defined by the Plan Administrator or in the Award Agreement or in a written employment or services agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Plan Administrator, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity on behalf of the Company or a Related Company.

2.9           Early Retirement. means Termination of Service prior to Retirement on terms and conditions approved by the Plan Administrator.

2.10         Exchange Act. means the Securities Exchange Act of 1934, as amended.

2.11         Fair Market Value. means the per share value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is (a) listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by that market for regular session trading for a single trading day, or (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for regular session trading for a single trading day, (c) quoted on the Nasdaq SmallCap Market, the last sales price as reported by that market for a single trading day or (d) quoted on the OTC Bulletin Board Service or by the National Quotation Bureau, Inc., the average of the high bid and low asked prices reported by such service for a single trading day.  If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If the Common Stock is not readily tradable on an established stock exchange, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Plan Administrator by applying any reasonable valuation method in accordance with Code Section 409A.

2.12         Grant Date. means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2.13         Incentive Stock Option. means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

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2.14         Nonqualified Stock Option. means an Option other than an Incentive Stock Option.

2.15         Option. means the right to purchase Common Stock granted under ARTICLE 7.

2.16         Option Expiration Date. has the meaning set forth in Section 7.6.

2.17         Option Term. has the meaning set forth in Section 7.3.

2.18         Participant. means the person to whom an Award is granted.

2.19         Plan Administrator. has the meaning set forth in Section 3.1.

2.20         Related Company. means any entity that, directly or indirectly, is in control of or is controlled by the Company.

2.21         Related Party Transaction. means:  (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.

2.22         Restricted Stock. means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in ARTICLE 9 of the Plan and the Award Agreement.  Restricted Stock also means any shares of the Company’s capital stock issued as the result of a dividend on or split of Restricted Stock.  Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

2.23         Restricted Stock Unit or RSU. means a unit based on a share of Common Stock granted to a Participant that is subject to the restrictions set forth in ARTICLE 9 of the Plan and the Award Agreement.  Each RSU represents the unfunded, unsecured right of the Participant to receive a share of Common Stock or its cash equivalent on the date(s) specified in the Award Agreement.  RSUs do not constitute issued and outstanding shares of Common Stock for any corporate purposes and do not confer on the Participant any right to vote on matters that are submitted to a vote of shareholders.

2.24         Retirement. unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means Termination of Service on or after the date the individual reaches “normal retirement age” as that term is defined in Section 411(a)(8) of the Code.

2.25         Securities Act. means the Securities Act of 1933, as amended.

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2.26         Stock Award. means an Award of shares of Common Stock or units denominated in Common Stock granted under ARTICLE 10, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.27         Successor Company. means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.

2.28         Termination of Service. means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including death, Disability, Early Retirement or Retirement, as determined by the Plan Administrator in its sole discretion.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator and its determination shall be final.  Transfer of the Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award, but unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

2.29         Vesting Commencement Date. means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Section 7.4.

ARTICLE 3.
ADMINISTRATION

3.1           PLAN ADMINISTRATOR.  The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board (a “Plan Administrator”).  Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2           ADMINISTRATION AND INTERPRETATION BY PLAN ADMINISTRATOR.  Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including selecting the persons to be granted Awards, determining the type of Awards, the number of shares of Common Stock subject to an Award, and all terms, conditions, restrictions and limitations, if any, of an Award, and approving the forms of agreement for use under the Plan.  The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any Award Agreement and may from time to time adopt and change rules and regulations of general application for the Plan’s administration.  The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all

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actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines.  For purposes of determining the effect on vesting an Award of a Company-approved leave of absence or a Participant’s working less than full time, the human resources director or other person performing that function may be deemed the Plan Administrator.

ARTICLE 4.
STOCK SUBJECT TO THE PLAN

4.1           AUTHORIZED NUMBER OF SHARES.  Subject to adjustment from time to time as provided in Section 13.1, a maximum of 10,000,000 shares of Common Stock shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2           REUSE OF SHARES.

(a)           Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Award lapses, expires, terminates or is cancelled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares subject to such Awards or the reacquired shares shall again be available for issuance under the Plan.  Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations, or (ii) covered by an Award that is settled in cash, shall be available for Awards under the Plan.  All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b)           The Committee shall have the authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)           Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Section 4.1, subject to adjustment from time to time as provided in Section 13.1.

ARTICLE 5.
ELIGIBILITY

An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects.  An Award may also be granted to any consultant, advisor or independent contractor who provides services to the Company or any Related Company, so long as such Participant (a) renders bona fide

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services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 6.
AWARDS

6.1           FORM AND GRANT OF AWARDS.  The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Awards may be granted singly or in combination.

6.2           SETTLEMENT OF AWARDS.  The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.  The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3           ACQUIRED COMPANY AWARDS.  Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”).  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

6.4           PAYMENT OF EXERCISE PRICE.  The exercise price for shares purchased under an Award shall be paid in full to the Company by delivery of consideration equal to the product of the Award exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a)           cash;

(b)           check;

(c)           tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or

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any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Award;

(d)           if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Award exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(e)           such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note, or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party.  Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes.  Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.  Notwithstanding the foregoing, with respect to officers and directors of the Company, the Plan Administrator shall not be obligated to accept, and shall not permit or accept, payment of the exercise price under an Award in any form or combination of forms that would constitute a personal loan to or for such officer or director, by the Company, in violation of Section 13(k) of the Exchange Act.

6.5           ISSUANCE OF SHARES.  Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to an Award, or upon a Participant’s release from any terms, conditions and restrictions of an Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

6.6           WAIVER OF RESTRICTIONS.  Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive any terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

ARTICLE 7.
AWARDS OF OPTIONS

7.1           GRANT OF OPTIONS.  The Plan Administrator shall have the authority, in its sole discretion, to grant Options designated as Incentive Stock Options or as Nonqualified Stock Options.

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7.2           OPTION EXERCISE PRICE.  The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options.  If a Nonqualified Stock Option is issued with an exercise price of less than Fair Market Value as of the Grant Date, the Plan Administrator, in its sole discretion, may include in the Award Agreement any provisions (such as limitations on timing of exercise) necessary to avoid adverse tax consequences to the Participant under Code Section 409A.

7.3           TERM OF OPTIONS.  Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.  For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4           VESTING OF OPTIONS.  The Plan Administrator shall establish and set forth in each Award Agreement the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the Award Agreement, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	25%
Each year thereafter	25%
After 4 years	100%

7.5           EXERCISE OF OPTIONS.  To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 6.4.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.6           POST-TERMINATION EXERCISES.

(a)           General Rules.  The Plan Administrator shall establish and set forth in each Award Agreement whether the Option shall continue to be exercisable, and

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the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the Award Agreement, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(1)           Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(2)           Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(A)          if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement or Early Retirement, Disability or death, the date which is three months after such Termination of Service;

(B)           if the Participant’s Termination of Service occurs by reason of Retirement or Early Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(C)           the last day of the Option Term (the “Option Expiration Date”).

(b)           Death After Termination of Service.  Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

(c)           Termination For Cause.  Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise.  If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(d)           Change in Employment Status.  A Participant’s change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee,

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shall not be considered a Termination of Service for purposes of this ARTICLE 7.

(e)           Leave of Absence.  The effect of a Company-approved leave of absence on the application of this ARTICLE 7 shall be determined by the Plan Administrator, in its sole discretion.

ARTICLE 8.
INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1           DOLLAR LIMITATION.  To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           ELIGIBLE EMPLOYEES.  Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3           EXERCISE PRICE.  The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.  The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4           OPTION TERM.  Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the Option Term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5           EXERCISABILITY.  An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option): (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

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8.6           TAXATION OF INCENTIVE STOCK OPTIONS.  In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.  The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7           PROMISSORY NOTES.  The amount of any promissory note delivered pursuant to Section 6.4 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8           CODE DEFINITIONS.  For the purposes of this ARTICLE 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

ARTICLE 9.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1           GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  The Plan Administrator shall have the authority, in its sole discretion, to grant Restricted Stock and/or Restricted Stock Units.

9.2           PURCHASE PRICE.  The purchase price for shares purchased under a grant of Restricted Stock or RSUs shall be as determined by the Plan Administrator.  If RSUs are issued with a purchase price of less than Fair Market Value as of the Grant Date, the Plan Administrator, in its sole discretion, may include in the Award Agreement any provisions (such as limitations on timing of exercise) necessary to avoid adverse tax consequences to the Participant under Code Section 409A

9.3           TERM.  Subject to earlier termination in accordance with the terms of the Plan and the Award Agreement, the maximum term of an RSU award (the “RSU Term”) shall be as established for that Award by the Plan Administrator or, if not so established, shall be ten years from the Grant Date.

9.4           VESTING OF RSUS AND RESTRICTED STOCK.  The Plan Administrator shall establish and set forth in each Award Agreement the time at which, or the installments in which, Restricted Stock and/or RSUs shall vest, any of which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the Award Agreement, Restricted Stock and/or RSUs shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

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Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Award That Is Vested
After 1 year	25%
Each year thereafter	25%
After 4 years	100%

9.5           REDEMPTION OF RSUS.  To the extent an Award of RSUs has vested, the Award may be exercised in whole or from time to time in part by delivery to the Company of a written redemption agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Award is being redeemed, the restrictions imposed on the shares purchased, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 6.4.  An Award of RSUs may be redeemed only for whole shares and may not be redeemed for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

9.6           STOCK REGISTER OR CERTIFICATES.  Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted.  In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company.  The Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

9.7           RESTRICTIONS AND RIGHTS.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.  The Participant shall have the right to vote such Restricted Stock (to the extent of the voting rights of the subject shares of Common Stock, if any), to receive and retain all regular cash dividends and such other distributions, as the Board may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this ARTICLE 9.  The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate.

9.8           FORFEITURE.  If the Participant fails to satisfy any applicable restrictions (including, without limitation, any vesting requirements), terms and conditions set forth in this Plan or in the Award Agreement for any reason, any Restricted Stock or RSUs held by such Participant and affected by such conditions shall be forfeited to

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the Company in return for such consideration as shall be specified in the applicable Award Agreement.  The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company’s stock ledger.

ARTICLE 10.
OTHER AWARDS

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals  where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Award Agreement.  The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of a Participant’s Termination of Service.

ARTICLE 11.
WITHHOLDING

11.1         GENERAL.  The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award.  The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

11.2         METHOD OF PAYMENT.  The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by: (a) paying cash to the Company, (b) having the Company withhold from cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock, RSUs or Stock Awards) having a value equal to the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations.  The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.  Notwithstanding the foregoing, with respect to officers and directors of the Company, the Plan Administrator shall not be obligated to permit, and shall not permit the satisfaction by the officer or director of his or her tax withholding obligations in any manner that would constitute a personal loan to or for the officer or director, by the Company, in violation of Section 13(k) of the Exchange Act.

11.3         CODE SECTION 409A.  To the extent required to avoid penalties under Code Section 409A, the Plan Administrator intends any Award issued under the Plan to

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comply in all respects with Code Section 409A and related regulations and intends to interpret and administer any Award issued under the Plan in accordance with Code Section 409A.  Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Code Section 409A, shall be borne by the Participant.

11.4         NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES.  If a Participant or a Participant’s beneficiary sells or otherwise disposes of any of the Common Stock acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (i) the date two years after the date of grant, or (ii) the date one year after the date of exercise, the Participant (or beneficiary) shall immediately notify the Company in writing of such disposition and may be subject to income tax withholding by the Company on the compensation income.

ARTICLE 12.
ASSIGNABILITY

No Award or interest in an Award may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death.  During a Participant’s lifetime, an Award may be exercised only by the Participant.  Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the Award Agreement.

ARTICLE 13.
ADJUSTMENTS

13.1         ADJUSTMENT OF SHARES.  In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company, or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in ARTICLE 4 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.  Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 13.1 but shall be governed by Sections 13.2 and 13.3, respectively.

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13.2                         DISSOLUTION OR LIQUIDATION.  To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

13.3                         COMPANY TRANSACTION.

(a)                                  Options.  In the event of a Company Transaction, except as otherwise provided in the Award Agreement, each outstanding Option may be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”).  In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Plan Administrator may provide in the Award Agreement, or subsequently, that a Participant may vest in and have the right to exercise the Option as to some or all the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable, but unless so provided no such vesting shall occur.  The Plan Administrator shall notify the Participant in writing or electronically of any such vesting and of the time period in connection with the Company Transaction in which the Option must be exercised, and the Option shall terminate upon the expiration of such period.  If the consideration received in the Company Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction.  All Options shall terminate and cease to remain outstanding immediately following the consummation of the Company Transaction, except to the extent assumed by the Successor Corporation.

(b)                                 Restricted Stock, RSUs and Stock Awards.  In the event of a Company Transaction, except as otherwise provided in the Award Agreement and unless otherwise provided in any written agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Restricted Stock, RSU and Stock Awards and the forfeiture provisions to which such shares are subject shall each continue in effect.  The number of shares subject to such converted restricted stock awards shall be adjusted in the same manner as provided in Section 13.3(a) for Options.

13.4                         FURTHER ADJUSTMENT OF AWARDS.  Subject to Sections 13.2 and 13.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized

15

action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

13.5                         LIMITATIONS.  The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.6                         FRACTIONAL SHARES.  In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

ARTICLE 14.
AMENDMENT AND TERMINATION

14.1                         AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.  The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.  Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

14.2                         TERM OF PLAN.  The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption by the Board of the Plan and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

14.3                         CONSENT OF PARTICIPANT.  The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive

16

Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Sections 13.1 through 13.3 shall not be subject to these restrictions.

ARTICLE 15.
GENERAL

15.1                         EVIDENCE OF AWARDS.  Awards granted under the Plan shall be evidenced by a written Award Agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2                         NO INDIVIDUAL RIGHTS.  Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

15.3                         ISSUANCE OF SHARES.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.  As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Plan Administrator may also require the Participant to execute and

17

deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

15.4                         NO RIGHTS AS A STOCKHOLDER.  No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5                         COMPLIANCE WITH LAWS AND REGULATIONS.  Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.  Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

15.6                         PARTICIPANTS IN OTHER COUNTRIES.  The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7                         NO TRUST OR FUND.  The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8                         SEVERABILITY.  If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9                         CHOICE OF LAW; JURISDICTION AND VENUE.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of law.  Any action at law or in equity arising directly or indirectly in connection with, out of, or related to the Plan or any Award shall be initiated only in the state or federal courts located in the city and county of Denver, Colorado.  Each Participant in the Plan hereby

18

irrevocably waives any right such Participant may have to object to, transfer, or change the venue of any action brought or arising out of or in connection with this Agreement.

ARTICLE 16.
EFFECTIVE DATE

The effective date is the date on which the Plan is adopted by the Board, subject to approval by the Company’s shareholders.  If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

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Appendix C

Form of Amendment

Form of Articles of Amendment

to the

Amended and Restated Articles of Incorporation

of

MPC Corporation

(a Colorado corporation)

MPC Corporation, a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is MPC Corporation.

SECOND: Pursuant to Section 7-110-103 of the Colorado Business Corporation Act (the “CBCA”), the Board of Directors of the Corporation has duly adopted, and a majority of the stock entitled to vote thereon approved on July 25, 2008, the amendments to the Amended and Restated Articles of Incorporation of the Corporation set forth in these Articles of Amendment.

THIRD: Article IV of the Amended and Restated Articles of Incorporation is hereby amended by adding the following sentences at the end of such article:

Effective at 4:30 p.m. Mountain Time on the date of filing the Articles of Amendment containing this provision with the Colorado Secretary of State, every [ten (10) to twenty (20)] outstanding shares of Common Stock of the Corporation will be combined into and automatically become one (1) outstanding share of Common Stock of the Corporation (the “Reverse Split”) and the authorized shares of the Corporation shall remain as set forth in the preceding sentences. No fractional share shall be issued in connection with the Reverse Split; all shares of Common Stock that are held by a shareholder will be aggregated subsequent to the Reverse Split and each fractional share resulting from such aggregation held by a shareholder shall be cancelled. In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of the Reverse Split, such holder shall be entitled to receive a cash amount equal to the value of such fractional share based on the closing trading price of the Common Stock as of the effective date of the Reverse Split.

FOURTH:  This amendment to the Amended and Restated Articles of Incorporation of MPC Corporation is effective as of the date of filing with the Colorado Secretary of State.

FIFTH:  The name and address of the individual who causes this document to be delivered for filing is:                                                                                         .

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12 a.m., Mountain Time, on July 25, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/MPZ • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 – 6.

1.	Election of Directors:	For	Withhold
	01 - David A. Young	☐	☐				+
		For	Withhold	Abstain			For	Withhold	Abstain
2.	To approve the issuance of 4,983,416 shares of Common Stock upon conversion of all outstanding shares of Series B Preferred Stock.	☐	☐	☐	3.	To ratify and approve the 2008 Employee Stock Purchase Plan.	☐	☐	☐
4.	To ratify and approve the 2008 Equity Incentive Plan.	☐	☐	☐	5.

Approve amendments to our Amended and Restated Articles of Incorporation to effect a reverse split of our outstanding Common Stock pursuant to which any whole number of outstanding shares between and including 10 and 20 would be combined into one share of our Common Stock, and to authorize our Board, in its sole discretion, to select and file one of these amendments to effect a reverse stock split or to determine not to effect, and thereby abandon, the reverse stock split.

							☐	☐	☐

6.	To ratify the appointment of Ehrhardt Keefe Steiner Hollman, PC as our independent registered public accountant firm for 2008.	☐	☐	☐

B. Non-Voting Items
Change of Address — Please print new address below

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yy) — Please print date below.		Signature 1 — Please keep signature within the box				Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — MPC CORPORATION

This proxy is solicited by the Board of Directors of MPC Corporation for use at the Annual Meeting of Shareholders on July 25, 2008.

John Yeros (CEO and Chairman), with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of MPC Corporation to be held at our corporate offices located at 906 E. Karcher Road, Nampa, Idaho 83687 at 9:00 a.m. local time, on July 25, 2008, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the undersigned shareholder. If no such directions are indicated, the proxy will have authority to vote FOR Proposals 1, 2, 3, 4, 5 and 6. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THANK YOU FOR VOTING